Exhibit 10.35

                                 LOAN AGREEMENT



                            Dated as of June 29, 1999



                                      among



                                 ANCHOR GAMING,
                                  as Borrower

                            The Lenders herein named


                                       and



             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
                             as Administrative Agent


                        BANC OF AMERICA SECURITIES, LLC,
                      Lead Arranger and Sole Book Manager

                                TABLE OF CONTENTS


Article 1                                                                                         Page

DEFINITIONS AND ACCOUNTING TERMS.....................................................................1
1.1  Defined Terms...................................................................................1
1.2  Use of Defined Terms...........................................................................22
1.3  Accounting Terms - Fiscal Periods..............................................................22
1.4  Rounding.......................................................................................22
1.5  Exhibits and Schedules.........................................................................23
1.6  Miscellaneous Terms............................................................................23

Article 2

LOANS AND LETTERS OF CREDIT.........................................................................24
2.1  Loans-General..................................................................................24
2.2  Base Rate Loans................................................................................25
2.3  Eurodollar Rate Loans..........................................................................25
2.4  Letters of Credit..............................................................................26
2.5  Swing Line.....................................................................................29
2.6  Voluntary Reduction of Commitment..............................................................30
2.7  Mandatory Reductions of Commitment.............................................................31
2.8  Optional Termination of Commitment.............................................................31
2.9  Administrative Agent's Right to Assume Funds Available for Advances............................32
2.10  Senior Indebtedness...........................................................................32

Article 3

PAYMENTS AND FEES...................................................................................33
3.1  Principal and Interest.........................................................................33
3.2  Lead Arranger's Fees...........................................................................34
3.3  Upfront Fees...................................................................................34
3.4  Commitment Fees................................................................................34
3.5  Letter of Credit Fees..........................................................................34
3.6  Administrative  Fees...........................................................................35
3.7  Increased Commitment Costs.....................................................................35
3.8  Eurodollar Costs and Related Matters...........................................................35
3.9  Default Rate...................................................................................39
3.10  Computation of Interest and Fees..............................................................39
3.11  Non-Business Days.............................................................................39
3.12  Manner and Treatment of Payments..............................................................39
3.13  Funding Sources...............................................................................41
3.14  Failure to Charge Not Subsequent Waiver.......................................................41
3.15  Administrative Agent's Right to Assume Payments Will be Made by Borrower......................41
3.16  Fee Determination Detail......................................................................41
3.17  Survivability.................................................................................41

Article 4

REPRESENTATIONS AND WARRANTIES......................................................................42
4.1  Existence and Qualification; Power; Compliance With Laws.......................................42
4.2  Authority; Compliance With Other Agreements and Instruments and Government
         Regulations................................................................................42
4.3  No Governmental Approvals Required.............................................................43
4.4  Subsidiaries...................................................................................43
4.5  Financial Statements...........................................................................44



4.6  No Other Liabilities; No Material Adverse Changes..............................................44
4.7  Title to Property..............................................................................44
4.8  Intangible Assets..............................................................................44
4.9  Public Utility Holding Company Act.............................................................45
4.10  Litigation....................................................................................45
4.11  Binding Obligations...........................................................................45
4.12  No Default....................................................................................45
4.13  ERISA.........................................................................................45
4.14  Regulations T, U and X; Investment Company Act................................................46
4.15  Disclosure....................................................................................46
4.16  Tax Liability.................................................................................46
4.17  Projections...................................................................................46
4.18  Hazardous Materials...........................................................................46
4.19  Year 2000 Preparedness........................................................................47
4.20  Consummation of Merger........................................................................47
Article 5
AFFIRMATIVE COVENANTS
(OTHER THAN INFORMATION AND
REPORTING REQUIREMENTS).............................................................................48
5.1  Payment of Taxes and Other Potential Liens.....................................................48
5.2  Preservation of Existence......................................................................48
5.3  Maintenance of Properties......................................................................48
5.4  Maintenance of Insurance.......................................................................48
5.5  Compliance With Laws...........................................................................49
5.6  Inspection Rights..............................................................................49
5.7  Keeping of Records and Books of Account........................................................49
5.8  Compliance With Agreements.....................................................................49
5.9  Use of Proceeds................................................................................49
5.10  New Subsidiaries..............................................................................49
5.11  Hazardous Materials Laws......................................................................49
5.12  Year 2000 Compliance..........................................................................50
Article 6
NEGATIVE COVENANTS..................................................................................51
6.1  Payment of Subordinated Obligations............................................................51
6.2  Disposition of Property........................................................................51
6.3  Mergers........................................................................................51
6.4  Hostile Acquisitions...........................................................................52
6.5  Distributions..................................................................................52
6.6  ERISA..........................................................................................52
6.7  Change in Nature of Business...................................................................52
6.8  Liens and Negative Pledges.....................................................................52
6.9  Indebtedness and Contingent Obligations........................................................53
6.10  Transactions with Affiliates..................................................................54
6.11  Fixed Charge Coverage Ratio...................................................................54
6.12  Leverage Ratio................................................................................54
6.13  Capital Expenditures..........................................................................54
6.14  Investments and Acquisitions..................................................................55
6.15  Subsidiary Indebtedness and Contingent Obligations............................................56

                                      -ii-

Article 7
INFORMATION AND REPORTING REQUIREMENTS..............................................................57
7.1  Financial and Business Information.............................................................57
7.2  Compliance Certificates........................................................................59
Article 8
CONDITIONS..........................................................................................60
8.1  Initial Advances on the Closing Date...........................................................60
8.2  Any Advance....................................................................................61
Article 9
EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT................................................63
9.1  Events of Default..............................................................................63
9.2  Remedies Upon Event of Default.................................................................65
Article 10
THE ADMINISTRATIVE AGENT............................................................................68
10.1  Appointment and Authorization.................................................................68
10.2  Administrative Agent and Affiliates...........................................................68
10.3  Proportionate Interest in any Collateral......................................................68
10.4  Lenders' Credit Decisions.....................................................................68
10.5  Action by Administrative Agent................................................................69
10.6  Liability of Administrative Agent.............................................................70
10.7  Indemnification...............................................................................71
10.8  Successor Administrative Agent................................................................71
10.9  No Obligations of Borrower....................................................................72
Article 11
MISCELLANEOUS.......................................................................................73
11.1  Cumulative Remedies; No Waiver................................................................73
11.2  Amendments; Consents..........................................................................73
11.3  Costs, Expenses and Taxes.....................................................................74
11.4  Nature of Lenders' Obligations................................................................75
11.5  Survival of Representations and Warranties....................................................75
11.6  Notices.......................................................................................75
11.7  Execution of Loan Documents...................................................................75
11.8  Binding Effect; Assignment....................................................................76
11.9  Right of Setoff...............................................................................79
11.10  Sharing of Setoffs...........................................................................79
11.11  Indemnity by Borrower........................................................................79
11.12  Nonliability of the Lenders..................................................................80
11.13  No Third Parties Benefitted..................................................................81
11.14  Confidentiality..............................................................................81
11.15  Further Assurances...........................................................................82
11.16  Integration..................................................................................82
11.17  Governing Law................................................................................82
11.18  Severability of Provisions...................................................................82
11.19  Headings.....................................................................................83
11.20  Time of the Essence..........................................................................83
11.21  Foreign Lenders and Participants.............................................................83
11.22  Hazardous Material Indemnity.................................................................83
11.23  Gaming Boards................................................................................84
11.24  Waiver of Right to Trial by Jury.............................................................84


11.25  Purported Oral Amendments....................................................................85

EXHIBITS

A -  Assignment Agreement
B -  Compliance Certificate
C -  Note
D -  Pricing Certificate
E -  Request for Letter of Credit
F -  Request for Loan
G -  Solvency Certificate

SCHEDULES

1.1      Lender Commitments
4.3      Governmental Approvals
4.4      Subsidiaries

4.7      Existing Liens, Negative Pledges and Rights of Others
4.8      Intangible Assets
4.10     Material Litigation
4.17     Projections
4.18     Environmental Matters
6.9      Existing Indebtedness and Guaranty Obligations
6.14     Existing Investments

                                 LOAN AGREEMENT

                            Dated as of June 29, 1999

                  This Loan Agreement ("Agreement") is entered into by and among Anchor Gaming, a Nevada corporation ("Borrower"), each lender whose name is set forth on the signature pages of this Agreement and each lender which may hereafter become a party to this Agreement pursuant to Section 11.8, The Bank of Nova Scotia and Wells Fargo Bank, National Association, as Documentation Agents and Bank of America National Trust and Savings Association, as Administrative Agent. In consideration of the foregoing and of the mutual covenants and agreements herein contained, Borrower, the Administrative Agent, the Issuing Lender and the Lenders, covenant and agree as follows:

                                    Article 1

                        DEFINITIONS AND ACCOUNTING TERMS

         1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

                  "ACQUISITION" means any transaction, or any series of related transactions, by which Borrower or its Subsidiaries directly or indirectly (i) acquire any going business or all or substantially all of the assets of any Person, or any division thereof, whether through purchase of assets, merger or otherwise, or (ii) acquire (in one transaction or as the most recent transaction in a series of related transactions) control of at least a majority in ordinary voting power of the securities of a corporation which have ordinary voting power for the election of directors, or (iii) acquire control of a 50% or more ownership interest in any partnership, joint venture, limited liability company or any other Person.

                  "ADMINISTRATIVE AGENT" means Bank of America, when acting in its capacity as the Administrative Agent under any of the Loan Documents, or any successor Administrative Agent.

                  "ADMINISTRATIVE AGENT'S OFFICE" means the Administrative Agent's address as set forth on the signature pages of this Agreement, or such other address as the Administrative Agent hereafter may designate by written notice to Borrower and the Lenders.

                  "ADVANCE" means any advance made or to be made by any Lender to Borrower as provided in Article 2, and INCLUDES each Base Rate Advance, Eurodollar Rate Advance and Swing Line Advance.

                  "AFFILIATE" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and the correlative terms, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); PROVIDED that, in any event, any Person that owns, directly or indirectly, 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation that has more than 100 record holders of such securities, or 10% or more of the partnership or other ownership interests of any other Person that has more than 100 record holders of such interests, will be presumed (subject to rebuttal by a preponderance of the evidence) to control such corporation, partnership or other Person.

                  "AGGREGATE EFFECTIVE AMOUNT" means, as of any date of determination and with respect to all Letters of Credit then outstanding, the SUM of (a) the aggregate undrawn amount of all such Letters of Credit then outstanding PLUS (b) the aggregate amounts paid by the Issuing Lender under such Letters of Credit not then reimbursed to the Issuing Lender by Borrower pursuant to Section 2.4(d) and not the subject of Advances made pursuant to Section 2.4(e).

                  "AGREEMENT" means this Loan Agreement, as it may from time to time be supplemented, modified, amended, restated or extended.

                  "ASSIGNMENT AGREEMENT" means an Assignment Agreement substantially in the form of Exhibit A.

                  "AVERAGE TOTAL FUNDED DEBT" means, as of the last day of each Fiscal Quarter, the average principal amount of the Total Funded Debt as of the last day of the three constituent calendar months in that Fiscal Quarter.

                  "BANK OF AMERICA" means Bank of America National Trust and Savings Association, its successors and assigns.

                  "BUSINESS DAY" means any Monday, Tuesday, Wednesday, Thursday or Friday, OTHER THAN a day on which banks are authorized or required to be closed in California, Nevada or New York.

                  "BASE RATE" means, as of any date of determination, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the HIGHER OF (a) the Reference Rate in effect on such date and (b) the Federal Funds Rate in effect on such date plus 1/2 of 1% (50 basis points).

                  "BASE RATE ADVANCE" means an Advance made hereunder and specified to be a Base Rate Advance in accordance with Article 2.

                  "BASE RATE LOAN" means a Loan made hereunder and specified to be a Base Rate Loan in accordance with Article 2.

                  "BASE RATE MARGIN" means, for each Pricing Period, the applicable percentage set forth below opposite the Leverage Ratio as of the last day of the Fiscal Quarter ending immediately prior to the beginning of that Pricing Period:


                           LEVERAGE  RATIO                             BASE RATE MARGIN
                  Greater than or equal to 2.25:1.00                            0.625%

                  Greater than or equal to 1.75:1.00
                  but less than 2.25:1.00                                       0.375%

                  Greater than or equal to 1.25:1.00
                  but less than 1.75:1.00                                       0.125%

                  Less than 1.25:1.00                                           0.000%


                  "BORROWER" means Anchor Gaming, a Nevada corporation, its successors and permitted assigns.

                  "CAPITAL EXPENDITURE" means any expenditure for or related to fixed assets or purchased intangibles that is treated as a capital expenditure under Generally Accepted Accounting Principles, INCLUDING any amount which is required to be treated as an asset subject to a Capital Lease Obligation.

                  "CAPITAL LEASE OBLIGATIONS" means all monetary obligations of a Person under any leasing or similar arrangement which, in accordance with Generally Accepted Accounting Principles, is classified as a capital lease.

                  "CASH" means, when used in connection with any Person, all monetary and non-monetary items owned by that Person that are treated as cash in accordance with Generally Accepted Accounting Principles, consistently applied.

                  "CASH EQUIVALENTS" means, when used in connection with any Person, that Person's Investments in:

                           (a) Government Securities due within one year after
                  the date of the making of the Investment;

                           (b) readily marketable direct obligations of any
                  State of the United States of America or any political subdivision of any such State or any public agency or instrumentality thereof given on the date of such Investment a credit rating of at least Aa by Moody's or AA by S&P in each case due within one year from the making of the Investment;

                           (c) certificates of deposit issued by, bank deposits
                  in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by any Lender or by any bank incorporated under the Laws of the United States of America, any State thereof or the District of Columbia and having on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, or total assets of at least $5,000,000,000, in each case due within one year after the date of the making of the Investment;

                           (d) certificates of deposit issued by, bank deposits
                  in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by any branch or office located in the United States of America of a bank incorporated under the Laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000, or total assets of at least $15,000,000,000, in each case due within one year after the date of the making of the Investment;

                           (e) repurchase agreements covering Government
                  Securities executed by a broker or dealer registered under
                  Section 15(b) of the Securities Exchange Act of 1934, as amended, having on the date of the Investment capital of at least $50,000,000, due within 90 days after the date of the making of the Investment; PROVIDED that the maker of the Investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a "primary dealer" in such Government Securities or on the books of such registered broker or dealer, as soon as practicable after the making of the Investment;

                           (f) readily marketable commercial paper or other debt
                  securities issued by corporations doing business in and incorporated under the Laws of the United States of America or any State thereof or of any corporation that is the holding company for a bank described in clause (c) or (d) above given on the date of such Investment a credit rating of at least P-1 by Moody's or A-1 by S&P, in each case due within one year after the date of the making of the Investment;

                           (g) "money market preferred stock" issued by a
                  corporation incorporated under the Laws of the United States of America or any State thereof (i) given on the date of such Investment a credit rating of at least Aa by Moody's and AA by S&P, in each case having an investment period not exceeding 50 days or (ii) to the extent that investors therein have the benefit of a standby letter of credit issued by a Lender or a bank described in clauses (c) or (d) above;

                           (h) a readily redeemable "money market mutual fund"
                  sponsored by a bank described in clause (c) or (d) hereof, or a registered broker or dealer described in clause (e) hereof, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (a) through (g) hereof and given on the date of such Investment a credit rating of at least Aa by Moody's and AA by S&P; and

                           (i) corporate notes or bonds having an original term
                  to maturity of not more than one year issued by a corporation incorporated under the Laws of the United States of America or any State thereof, or a participation interest therein; PROVIDED that any commercial paper issued by such corporation is given on the date of such Investment a credit rating of at least Aa by Moody's and AA by S&P.

                  "CERTIFICATE OF A RESPONSIBLE OFFICIAL" means a certificate signed by a Responsible Official of the Person providing the certificate.

                  "CHANGE IN CONTROL" means, subject to Section 2.8(b), (a) any transaction or series of related transactions in which any Unrelated Person or two or more Unrelated Persons acting in concert acquire beneficial ownership (within the meaning of Rule 13d-3(a)(1) under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 25% or more of the outstanding common stock of Borrower, (b) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new or replacement directors whose election by the board of directors, or whose nomination for election, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for reelection was previously so approved) cease for any reason to constitute a majority of the directors then in office, or (c) more than three of the persons listed in a side letter delivered to the Lenders on the Closing Date fail for any reason to be actively involved in the management of Borrower in a senior executive capacity and are not replaced with persons acceptable to Borrower's board of directors within six months following their departure date.

                  "CLOSING DATE" means the time and Business Day on which the conditions set forth in Section 8.1 are satisfied or waived.

                  "CODE" means the Internal Revenue Code of 1986, as amended or replaced and as in effect from time to time.

                  "COMMITMENT" means, subject to any increase or decrease in the amount thereof pursuant to Sections 2.6, 2.7 and 2.8, $300,000,000. As of the Closing Date, the respective Pro Rata Shares of the Lenders with respect to the Commitment are set forth in Schedule 1.1.

                  "COMMITMENT FEE RATE" means, for each Pricing Period, the applicable percentage set forth below opposite the Leverage Ratio as of the last day of the Fiscal Quarter ending immediately prior to the beginning of that Pricing Period:


                           LEVERAGE  RATIO                             COMMITMENT FEE RATE
                  Greater than or equal to 1.75:1.00                            0.375%

                  Greater than or equal to 1.25:1.00
                  but less than 1.75:1.00                                       0.300%

                  Less than 1.25:1.00                                           0.250%.


                  "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit B, properly completed and signed by a Senior Officer of Borrower.

                  "CONTINGENT OBLIGATION" means, as to any Person, any (a) guarantee by that Person of Indebtedness of, or other obligation performable by, any other Person or (b) assurance given by that Person to an obligee of any other Person with respect to the performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, INCLUDING any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or guaranteed rentals payable in connection with the placement of gaming machines by Borrower or its Subsidiaries in the ordinary course of their respective businesses. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation (unless the Contingent Obligation is limited by its terms to a lesser amount, in which case to the extent of such amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

                  "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any outstanding security issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its Property is bound.

                  "CREDITORS" means, collectively, the Administrative Agent, the Issuing Lender, the Swing Line Lender, each Lender and, where the context requires, any one or more of them.

                  "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

                  "DEFAULT" means any event specified in Section 9.1 that, with the giving of any applicable notice or passage of time specified in
         Section 9.1, or both, would be an Event of Default.

                  "DEFAULT RATE" means the interest rate prescribed in
         Section 3.9.

                  "DEPOSIT ACCOUNT" means a deposit account to be maintained by Borrower with Bank of America, as from time to time designated by Borrower by written notification to the Administrative Agent to which Loans made hereunder will be credited pursuant to Section 2.1(c).

                  "DESIGNATED EURODOLLAR MARKET" means, with respect to any Eurodollar Rate Loan, (a) the London Eurodollar Market, (b) if prime banks in the London Eurodollar Market are at the relevant time not accepting deposits of Dollars or if the Administrative Agent determines in good faith that the London Eurodollar Market does not represent at the relevant time the effective pricing to the Lenders for deposits of Dollars in the London Eurodollar Market, the Cayman Islands Eurodollar Market or (c) if prime banks in the Cayman Islands Eurodollar
         Market are at the relevant time not accepting deposits of Dollars or if the Administrative Agent determines in good faith that the Cayman Islands Eurodollar Market does not represent at the relevant time the effective pricing to the Lenders for deposits of Dollars in the Cayman Islands Eurodollar Market, such other Eurodollar Market as may from time to time be selected by the Administrative Agent with the approval of Borrower and the Requisite Lenders. The Administrative Agent will endeavor to provide prompt notice to Borrower of any change in the location of the Designated Eurodollar Market.

                  "DISPOSITION" means the voluntary sale, transfer or other disposition (including any sale and leaseback), in one transaction or a series of related transactions, of any asset of Borrower or any of its Subsidiaries having a value in excess of $10,000,000 OTHER THAN the voluntary sale, transfer or other disposition of (a) Cash, Cash Equivalents, inventory or other assets sold, leased or otherwise disposed of in the ordinary course of business of Borrower or any of its Subsidiaries, (b) equipment sold or otherwise disposed of where substantially similar equipment in replacement thereof has theretofore been acquired, or thereafter within 90 days is acquired, by Borrower or any of its Subsidiaries, or (c) Property to Borrower or any of its Subsidiaries.

                  "DISTRIBUTION" means, with respect to any shares of capital stock or any warrant or option to purchase an equity security or other equity security issued by a Person, (a) the retirement, redemption, purchase or other acquisition for Cash or for Property (other than capital stock, or any warrants or options to purchase an equity security or other security of such Person) by such Person of any such security, (b) the declaration or (without duplication) payment by such Person of any dividend in Cash or in Property (other than capital stock, or any warrants or options to purchase an equity security or other security of such Person) on or with respect to any such security,
         (c) any Investment by such Person in the holder of 5% or more of any such security if a purpose of such Investment is to avoid characterization of the transaction as a Distribution and (d) any other payment in Cash or Property (other than capital stock, or any warrants or options to purchase an equity security or other security of such Person) by such Person constituting a distribution under applicable Laws with respect to such security.

                  "DOCUMENTATION AGENTS" means The Bank of Nova Scotia and Wells Fargo Bank, National Association. The Documentation Agents shall have no rights, duties or responsibilities under the Loan Documents beyond those of a Lender.

                  "DOLLARS" or "$" means United States dollars.

                  "EBITDA" means, with respect to any fiscal period and with respect to Borrower and its Subsidiaries, the SUM OF (a) Net Income of Borrower and its Subsidiaries for that period, PLUS (b) any extraordinary loss reflected in such Net Income, MINUS (c) any extraordinary gain reflected in such Net Income, PLUS (d) Interest Charges of Borrower and its Subsidiaries for that period to the extent deducted in arriving at Net Income of Borrower and its Subsidiaries for that period, PLUS (e) the aggregate amount of federal, state and local taxes on or measured by income of Borrower and its Subsidiaries for that period (whether or not payable during that period) to the extent deducted in arriving at Net Income of Borrower and its Subsidiaries for that period, PLUS (f) depreciation, amortization and all other non-cash expenses for that period, in each case as determined in accordance with Generally Accepted Accounting Principles, PROVIDED that (i) for each Fiscal Quarter containing any period prior to the Closing Date, EBITDA shall be calculated with reference to the combined financial results of Borrower and Powerhouse and their Subsidiaries, (ii) the Net Income and other financial results of the IGT Joint Venture for any Fiscal Quarter shall be included in EBITDA of Borrower and its Subsidiaries for that Fiscal Quarter only to the extent that such Net Income is actually received in Cash by Borrower and its other Subsidiaries prior to the date which is thirty days following the last day of such Fiscal Quarter, and (iii) EBITDA of Borrower and its Subsidiaries for any fiscal period shall be adjusted to include, on a pro forma basis, the financial results of any new Subsidiary (or operating assets) acquired by Borrower and its

         Subsidiaries during that fiscal period for a consideration in excess of $10,000,000 and to exclude, on a pro forma basis, the financial results of any Subsidiary (or operating assets) sold, transferred or otherwise disposed of by Borrower and its Subsidiaries for a consideration in excess of $10,000,000, during that fiscal period.

                  "ELIGIBLE ASSIGNEE" means (a) with respect to any Lender, another Lender (b) with respect to any Lender, any Affiliate of that Lender which (A) has a net worth of $200,000,000 or more, (B) is engaged in the business of lending money and extending credit under credit facilities substantially similar to those extended under this Agreement and (C) is operationally and procedurally able to meet the obligations of a Lender hereunder to the same degree as a commercial bank, (c) any commercial bank having a combined capital and surplus of $100,000,000 or more, (d) any (i) savings bank, savings and loan association or similar financial institution or (ii) insurance company engaged in the business of writing insurance which, in either case (A) has a net worth of $200,000,000 or more, (B) is engaged in the business of lending money and extending credit under credit facilities substantially similar to those extended under this Agreement and (C) is operationally and procedurally able to meet the obligations of a Lender hereunder to the same degree as a commercial bank and (e) any other financial institution (INCLUDING a mutual fund or other fund) having total assets of $250,000,000 or more which meets the requirements set forth in subclauses (B) and (C) of clause (d) above; PROVIDED that each Eligible Assignee must either (a) be organized under the Laws of the United States of America, any State thereof or the District of Columbia or (b) be organized under the Laws of the Cayman Islands or any country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, and (i) act hereunder through a branch, agency or funding office located in the United States of America and (ii) be exempt from withholding of tax on interest and deliver the documents related thereto pursuant to Section 11.21, PROVIDED, further, no assignment shall be made to any Person if such assignment would result in a violation of any Gaming Laws or otherwise require the consent or approval of any Gaming Board.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, and any regulations issued pursuant thereto, as amended or replaced and as in effect from time to time.

                  "ERISA AFFILIATE" means, with respect to any Person, any other Person (or any trade or business, whether or not incorporated) that is under common control with that Person within the meaning of Section 414 of the Code.

                  "EURODOLLAR BUSINESS DAY" means any Business Day on which dealings in Dollar deposits are conducted by and among banks in the Designated Eurodollar Market.

                  "EURODOLLAR LENDING OFFICE" means, as to each Lender, its office or branch so designated by written notice to Borrower and the Administrative Agent as its Eurodollar Lending Office. If no Eurodollar Lending Office is designated by a Lender, its Eurodollar Lending Office shall be its office at its address for purposes of notices hereunder.

                  "EURODOLLAR MARGIN" means, for each Pricing Period, the applicable percentage set forth below opposite the Leverage Ratio as of the last day of the Fiscal Quarter ending immediately prior to the beginning of that Pricing Period:

                          LEVERAGE  RATIO                                 EURODOLLAR MARGIN
                  Greater than or equal to 2.25:1.00                            1.875%

                  Greater than or equal to 1.75:1.00
                  but less than 2.25:1.00                                       1.625%

                  Greater than or equal to 1.25:1.00
                  but less than 1.75:1.00                                       1.375%

                  Less than 1.25:1.00                                           1.125%.

                  "EURODOLLAR MARKET" means a regular established market located outside the United States of America by and among banks for the solicitation, offer and acceptance of Dollar deposits in such banks.

                  "EURODOLLAR OBLIGATIONS" means eurocurrency liabilities, as defined in Regulation D or any comparable regulation of any Governmental Agency having jurisdiction over any Lender.

                  "EURODOLLAR PERIOD" means, as to each Eurodollar Rate Loan, the period commencing on the date specified by Borrower pursuant to
         Section 2.1(b) and ending 1, 2, 3, 6 or 12 months (or, with the written consent of all of the Lenders, any other period) thereafter, as specified by Borrower in the applicable Request for Loan; PROVIDED that:

                           (a) The first day of any Eurodollar Period shall be a
                  Eurodollar Business Day;

                           (b) Any Eurodollar Period that would otherwise end on
                  a day that is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Eurodollar Period shall end on the next preceding Eurodollar Business Day;

                           (c) Borrower may not specify a Eurodollar Period that
                  extends beyond any Reduction Date unless the SUM of (i) the aggregate principal amount of the Eurodollar Loans having a Eurodollar Period ending after such Reduction Date PLUS (ii) the aggregate maximum amount available for drawing under Letters of Credit for which the expiry date is after such Reduction Date, does not exceed the Commitment (after giving effect to any reduction thereto scheduled to be made on that Reduction Date pursuant to Section 2.7(b)); and

                           (d) No Eurodollar Period shall extend beyond the
                  Maturity Date.

                  "EURODOLLAR RATE" means, with respect to any Eurodollar Rate Loan, the interest rate per annum (rounded upward, if necessary, to the next 1/100 of 1%) at which deposits in Dollars are offered by Bank of America to prime banks in the Designated Eurodollar Market at or about 11:00 a.m. local time in the Designated Eurodollar Market, two Eurodollar Business Days before the first day of the applicable Eurodollar Period in an aggregate amount approximately equal to the amount of the Advance made by Bank of America with respect to such Eurodollar Rate Loan and for a period of time comparable to the number of days in the applicable
         Eurodollar Period.

                  "EURODOLLAR RATE ADVANCE" means an Advance made hereunder and specified to be a Eurodollar Rate Advance in accordance with Article 2.

                  "EURODOLLAR RATE LOAN" means a Loan made hereunder and specified to be a Eurodollar Rate Loan in accordance with Article 2.

                  "EVENT OF DEFAULT" shall have the meaning provided in Section 9.1.

                  "FEDERAL FUNDS RATE" means, as of any date of determination, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such date opposite the caption "Federal Funds (Effective)". If for any relevant date such rate is not yet published in H.15(519), the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such date under the caption "Federal Funds Effective Rate". If on any relevant date the appropriate rate for such date is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such date will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that date by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent. For purposes of this Agreement, any change in the Base Rate due to a change in the Federal Funds Rate shall be effective as of the opening of business on the effective date of such change.

                  "FISCAL QUARTER" means each fiscal quarter of Borrower consisting of the three calendar month periods ending on each March 31, June 30, September 30 and December 31.

                  "FISCAL YEAR" means the fiscal year of Borrower consisting of the twelve month period ending on each June 30.

                  "FIXED CHARGE COVERAGE RATIO" means, as of the last day of each Fiscal Quarter, the ratio of (a) EBITDA for the four Fiscal Quarter period ending on such date to (b) Fixed Charges for the same period.

                  "FIXED CHARGES" means, for any fiscal period, the SUM OF (a) all Interest Charges of Borrower and its Subsidiaries paid in cash during that fiscal period, PLUS (b) all payments of principal required to be paid during that fiscal period by Borrower and its Subsidiaries to lenders in connection with borrowed money or Capital Lease Obligations, PLUS (c) all Maintenance Capital Expenditures incurred by Borrower and its Subsidiaries during that fiscal period, plus (d) all taxes paid in Cash by Borrower and its Subsidiaries during that fiscal period, PLUS (e) all Distributions made by Borrower and its Subsidiaries OTHER THAN (i) Distributions consisting of stock redemptions permitted by Section 6.5(b) and (ii) Distributions permitted by Section 6.5(a), PROVIDED that the Fixed Charges of Borrower and its Subsidiaries for any fiscal period shall be adjusted to include, on a pro forma basis, the financial results of any new Subsidiary (or operating assets) acquired by Borrower and its Subsidiaries during that fiscal period for a consideration in excess of $10,000,000, and to exclude, on a pro forma basis, the financial results of any Subsidiary (or operating assets) sold, transferred or otherwise disposed of by Borrower and its Subsidiaries for a consideration in excess of $10,000,000 during that fiscal period.

                  "GAMING BOARD" means, collectively, (a) the Nevada Gaming Commission, (b) the Nevada State Gaming Control Board, and (c) any other Governmental Agency that holds regulatory, licensing or permit authority over gambling, gaming, lottery or casino activities conducted by Borrower or any Subsidiary of Borrower within its jurisdiction.

                  "GAMING LAWS" means all Laws pursuant to which any Gaming Board possesses regulatory, licensing or permit authority over gambling, gaming, lottery or casino activities conducted by Borrower and its Subsidiaries within its jurisdiction.

                  "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means, as of any date of determination, accounting principles (a) set forth as generally accepted in then currently effective Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) set forth as generally accepted in then currently effective Statements of the Financial Accounting Standards Board or (c) that are then approved by such other entity as may be approved by a significant segment of the accounting profession in the United States of America. The term "CONSISTENTLY APPLIED," as used in connection therewith, means that the accounting principles applied are consistent in all material respects with those applied at prior dates or for prior periods.

                  "GOVERNMENT SECURITIES" means readily marketable (a) direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America and (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

                  "GOVERNMENTAL AGENCY" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body or (c) any court or administrative tribunal of competent jurisdiction.

                  "GUARANTORS" means, collectively, all Subsidiaries of Borrower.

                  "GUARANTY" means the Guaranty of the Obligations executed by certain Subsidiaries of Borrower on the Closing Date, as the same may from time to time be further supplemented, modified, amended, extended or supplanted.

                  "HAZARDOUS MATERIALS" means substances defined as "hazardous substances" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq., or as "hazardous", "toxic" or "pollutant" substances or as "solid waste" pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq., or as "friable asbestos" pursuant to the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., in each case as such Laws are amended from time to time.

                  "HAZARDOUS MATERIALS LAWS" means all Laws governing the treatment, transportation or disposal of Hazardous Materials applicable to any of the Real Property.

                  "IGT JOINT VENTURE" means the Nevada general partnership formed pursuant to that certain Joint Venture Agreement, dated December 3, 1996, by and between IGT, a Nevada corporation, and Anchor Games d/b/a Anchor Coin, a Nevada corporation, as the same may be amended from time to time, pursuant to which Borrower and International Game Technology develop, integrate, and distribute proprietary game concepts, primarily on wide area progressive systems.

                  "INDEBTEDNESS" means, as to any Person (without duplication),
         (a) indebtedness of such Person for borrowed money or for the deferred purchase price of Property (excluding trade and other accounts payable in the ordinary course of business in accordance with ordinary trade terms), INCLUDING any Contingent Obligation for any such indebtedness,
         (b) indebtedness of such Person of the nature described in clause (a) that is non-recourse to the credit of such Person but is secured by assets of such Person, not to exceed the value of such assets, (c) Capital Lease Obligations of such Person, (d) indebtedness of such Person arising under bankers' acceptance facilities or under facilities for the discount of accounts receivable of such Person, (e) any direct or contingent obligations of such Person under letters of credit issued for the account of such Person, (f) any obligation with respect to any synthetic lease, financing lease or similar arrangement, to the extent that the same is secured by a Lien on any asset of such Person, and (g) any net obligations of such Person under Swap Agreements.

                  "INTANGIBLE ASSETS" means assets that are considered intangible assets under Generally Accepted Accounting Principles, INCLUDING customer lists, goodwill, computer software, copyrights, trade names, trademarks and patents.

                  "INTEREST CHARGES" means, for any Person, for any fiscal period, the SUM OF (a) all interest, fees, charges and related expenses paid or payable (without duplication) for that fiscal period by that Person to a lender in connection with borrowed money (INCLUDING any obligations for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered "interest expense" under Generally Accepted Accounting Principles, PLUS (b) the portion of rent paid or payable (without duplication) for that fiscal period by that Person under Capital Lease Obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13.

                  "INTEREST DIFFERENTIAL" means, with respect to any prepayment of a Eurodollar Rate Loan on a day other than the last day of the applicable Eurodollar Period and with respect to any failure to borrow a Eurodollar Rate Loan on the date or in the amount specified in any Request for Loan, (a) the Eurodollar Rate payable (or, with respect to a failure to borrow, the Eurodollar Rate which would have been payable) with respect to the Eurodollar Rate Loan MINUS (b) the Eurodollar Rate on, or as near as practicable to, the date of the prepayment or failure to borrow for a Eurodollar Rate Loan with a Eurodollar Period commencing on such date and ending on the last day of the Eurodollar Period of the Eurodollar Rate Loan so prepaid or which would have been borrowed on such date.

                  "INVESTMENT" means, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, INCLUDING any partnership and joint venture interests of such Person, but excluding any Acquisition. The amount of any Investment shall be the amount actually invested (MINUS any return of capital with respect to such Investment which has actually been received in Cash or Cash Equivalents or has been converted into Cash or Cash Equivalents), without adjustment for subsequent increases or decreases in the value of such Investment.

                  "ISSUING LENDER" means Bank of America National Trust and Savings Association.

                  "LAWS" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

                  "LEAD ARRANGER" means Banc of America Securities, LLC.

                  "LENDER" means each bank whose name is set forth in the signature pages of this Agreement and each lender which may hereafter become a party to this Agreement pursuant to Section 11.8.

                  "LETTER OF CREDIT FEE" means, for each Pricing Period, the per annum rate which is equal to the Eurodollar Margin for that Pricing Period.

                  "LETTER OF CREDIT" means any Letter of Credit issued by the Issuing Lender under the Commitment pursuant to Section 2.4, either as originally issued or as the same may be supplemented, modified, amended, renewed, extended or supplanted.

                  "LEVERAGE RATIO" means, as of the last day of each Fiscal Quarter, the ratio of (a) Average Total Funded Debt as of that date, to
         (b) EBITDA for the four Fiscal Quarter period ending on that date, PROVIDED that to the extent that any pro forma adjustment to EBITDA has been made to reflect the financial results of any new Subsidiary (or operating assets) acquired or sold, transferred or otherwise disposed of by Borrower and its Subsidiaries during that fiscal period, then Average Total Funded Debt shall be adjusted, on a pro forma basis, to include (or exclude) any portion of Total Funded Debt which was incurred in connection with the acquisition of the Subsidiary (or operating assets) so acquired, sold, transferred or otherwise disposed of.

                  "LICENSE REVOCATION" means the revocation, failure to renew or suspension of, or the appointment of a receiver, supervisor or similar official with respect to, any casino, gambling or gaming license issued by any Gaming Board covering any casino or gaming facility of Borrower or any of its Subsidiaries, and also means the termination of any contract entered into by Borrower or any of its Subsidiaries concerning the operation of lottery systems.

                  "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any Property, INCLUDING any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement (OTHER THAN a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the Uniform Commercial Code or comparable Law of any jurisdiction with respect to any Property.

                  "LOAN" means the aggregate of the Advances made at any one time by the Lenders pursuant to Article 2.

                  "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, the Swing Line Documents, the Guaranty, each Request for Loan, each Request for Letter of Credit, each Compliance Certificate, each Pricing Certificate, each Swap Agreement entered into with any Lender and any other agreements of any type or nature hereafter executed and delivered by Borrower or any of its Subsidiaries to the Administrative Agent or to any Lender in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

                  "MAINTENANCE CAPITAL EXPENDITURE" means a Capital Expenditure for the maintenance, repair, restoration or refurbishment of tangible Property of Borrower or its Subsidiaries, but EXCLUDING any Capital Expenditure which adds to or further improves any such Property. In any event, replacement of lottery equipment in any jurisdiction if required or requested by any Gaming Board in connection with the award by the Gaming Boards of such jurisdiction of any extension, renewal or replacement of a lottery contract will not constitute Maintenance Capital Expenditures.

                  "MARGIN STOCK" means "margin stock" as such term is defined in Regulation U.

                  "MATERIAL ADVERSE EFFECT" means any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document, (b) is or could reasonably be expected to be material and adverse to the business or condition (financial or otherwise) or prospects of Borrower and its Subsidiaries, taken as a whole and with a view to the totality of circumstances then existing with respect to Borrower and its Subsidiaries, or (c) materially impairs or could reasonably be expected to materially impair the ability of Borrower or Guarantors (taken as a whole) to perform the Obligations.

                  "MATURITY DATE" means June 30, 2004.

                  "MERGER" means the merger of Acquisition Corporation and Powerhouse, with Powerhouse the survivor, pursuant to the Merger Agreement, and the other transactions contemplated by the Merger Agreement.

                  "MERGER AGREEMENT" means the Agreement and Plan of Merger dated as of March 12, 1999 among Borrower, Acquisition Corporation and Powerhouse, as amended or supplemented prior to the Closing Date.

                  "MOODY'S" means Moody's Investors Service, Inc.

                  "MULTIEMPLOYER PLAN" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA to which Borrower or any of its ERISA Affiliates contribute or are obligated to contribute.

                  "NEGATIVE PLEDGE" means a Contractual Obligation that contains a covenant binding on Borrower or any of its Subsidiaries that prohibits Liens on any of its or their Property, OTHER THAN (a) any such covenant contained in a Contractual Obligation granting a Lien permitted under Section 6.8 which affects only the Property that is the subject of such permitted Lien and (b) any such covenant that does not apply to Liens securing the Obligations or any indebtedness which is used, directly or indirectly, to refinance the Obligations.

                  "NET INCOME" means, with respect to any fiscal period and with respect to any Person, the consolidated net income of that Person from continuing operations for that period, determined in accordance with Generally Accepted Accounting Principles, consistently applied.

                  "NOTES" means each promissory note made by Borrower to a Lender evidencing the Advances made by that Lender under its Pro Rata Share, substantially in the form of Exhibit C, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

                  "OBLIGATIONS" means all present and future obligations of every kind or nature of Borrower or the Guarantors at any time and from time to time owed to the Administrative Agent, the Issuing Lender, the Swing Line Lender or the Lenders or any one or more of them, under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, INCLUDING obligations of performance as well as obligations of payment, and INCLUDING interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against Borrower or any Guarantor, whether or not allowed as a claim in such proceeding.

                  "OPINIONS" means the favorable written legal opinions of Hughes and Luce and Lionel, Sawyer & Collins, special Nevada local counsel to Borrower and the Guarantors.

                  "OUTSTANDING OBLIGATIONS" means, as of each date of determination, and giving effect to the making of any such credit accommodations requested on that date, the SUM of (i) the aggregate principal amount of the outstanding Loans, PLUS (ii) the Swing Line Outstandings, PLUS (iii) the Aggregate Effective Amount of all Letters of Credit.

                  "PARTY" means any Person other than the Administrative Agent, the Issuing Lender, the Swing Line Lender and the Lenders, which now or hereafter is a party to any of the Loan Documents.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereof established under ERISA.

                  "PENSION PLAN" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), OTHER THAN a Multiemployer Plan, which is subject to Title IV of

         ERISA and is maintained by Borrower or any of its Subsidiaries or to which Borrower or any of its Subsidiaries contributes or has an obligation to contribute.

                  "PERMITTED ENCUMBRANCES" means:

                           (a) inchoate Liens incident to construction on or
                  maintenance of real property; or Liens incident to construction on or maintenance of real property now or hereafter filed of record for which adequate reserves have been set aside in accordance with Generally Accepted Accounting Principles (or deposits made pursuant to applicable
                  Law) and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment, PROVIDED that, by reason of nonpayment of the obligations secured by such Liens, no such real property is subject to a material risk of loss or forfeiture;

                           (b) Liens for taxes and assessments which are not yet
                  past due; or Liens for taxes and assessments for which adequate reserves have been set aside in accordance with Generally Accepted Accounting Principles and are being contested in good faith by appropriate proceedings and have not proceeded to judgment, PROVIDED that, by reason of nonpayment of the obligations secured by such Liens, no Property is subject to a material risk of loss or forfeiture;

                           (c) minor defects and irregularities in title to any
                  real property which in the aggregate do not materially impair the fair market value or use of the real property for the purposes for which it is or may reasonably be expected to be held;

                           (d) easements, exceptions, reservations, or other
                  agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting real property, facilities, or equipment which in the aggregate do not materially burden or impair the fair market value or use of such real property for the purposes for which it is or may reasonably be expected to be held;

                           (e) easements, exceptions, reservations, or other
                  agreements for the purpose of facilitating the joint or common use of real property in or adjacent to a shopping center or similar project affecting real property which in the aggregate do not materially burden or impair the fair market value or use of such real property for the purposes for which it is or may reasonably be expected to be held;

                           (f) rights reserved to or vested in any Governmental
                  Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, the use of any real property;

                           (g) present or future zoning laws and ordinances or
                  other laws and ordinances restricting the occupancy, use, or enjoyment of real property;

                           (h) statutory Liens, other than those described in
                  clauses (a) or (b) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, PROVIDED that, if delinquent, adequate reserves have been set aside in accordance with Generally Accepted Accounting Principles with respect thereto and, by reason of nonpayment, no real property is subject to a material risk of loss or forfeiture;

                           (i) covenants, conditions, and restrictions affecting
                  the use of real property which in the aggregate do not materially impair the fair market value or use of the real property for the purposes for which it is or may reasonably be expected to be held;

                           (j) rights of tenants under leases and rental
                  agreements covering real property entered into in the ordinary course of business of the Person owning such real property;

                           (k) Liens consisting of pledges or deposits to secure
                  obligations under workers' compensation laws, mandatory unemployment insurance or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

                           (l) Liens consisting of pledges or deposits of
                  Property to secure performance in connection with operating leases made in the ordinary course of business to which Borrower or a Subsidiary of Borrower is a party as lessee, PROVIDED the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 20% of the annual fixed rentals payable under such lease; and

                           (m) Liens in favor of Governmental Agencies on the
                  assets of Borrower and its Subsidiaries imposed by applicable Gaming Laws to the extent required in connection with the operation of lotteries in various jurisdictions.

                  "PERMITTED RIGHT OF OTHERS" means a Right of Others consisting of (a) an interest (other than a legal or equitable co-ownership interest, an option or right to acquire a legal or equitable co-ownership interest and any interest of a ground lessor under a ground lease), that does not materially impair the value or use of Property for the purposes for which it is or may reasonably be expected to be held, (b) an option or right to acquire a Lien that would be a Permitted Encumbrance, (c) the subordination of a lease or sublease in favor of a financing entity, (d) a lease, rental or similar agreement covering Property entered into in the ordinary course of business and
         (e) a license, or similar right, of or to Intangible Assets granted in the ordinary course of business.

                  "PERSON" means any individual or entity, INCLUDING a trustee, corporation, limited liability company, general partnership, limited partnership, joint stock company, trust, estate, unincorporated organization, business association, firm, joint venture, Governmental Agency, or other entity.

                  "POWERHOUSE" means Powerhouse Technologies, Inc., a Delaware corporation.

                  "PRICING CERTIFICATE" means each Pricing Certificate, substantially in the form of Exhibit D, which is hereafter signed by a Senior Officer of Borrower and delivered to the Administrative Agent and the Lenders pursuant to Section 7.1(c).

                  "PRICING PERIOD" means (a) the period commencing on the date hereof and ending on July 31, 1999, and (b) the subsequent consecutive periods of three months each ending on the last day of each October, January, April and July.

                  "PROJECTIONS" means the financial projections for Borrower and its Subsidiaries attached hereto as Schedule 4.17 prepared on behalf of Borrower and heretofore distributed to the Lenders.

                  "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "PRO RATA SHARE" means, with respect to each Lender, the percentage of the Commitment, the Loans, the Letters of Credit and the Swing Line Advances held by that Lender (or by an SPC (as defined in Section 11.8(g)) for which that Lender is the Granting Lender). As of the date hereof, the Pro Rata Share of each Lender is set forth opposite the name of that Lender on Schedule 1.1.

                  "QUARTERLY PAYMENT DATE" means the last day of each calendar quarter following the date hereof.

                  "REAL PROPERTY" means, as of any date of determination, all real Property then or theretofore owned, leased or occupied by Borrower or any of its Subsidiaries.

                  "REDUCTION AMOUNT" means, as to each Reduction Date, $12,500,000.

                  "REDUCTION DATE" means September 30, 2000 and each Quarterly Payment Date thereafter.

                  "REFERENCE RATE" means the rate of interest publicly announced from time to time by Bank of America in San Francisco, California, as its "reference rate." It is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Reference Rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "REGULATIONS D, T, U AND X" means Regulations D, T, U and X, as at any time amended, of the Board of Governors of the Federal Reserve System, or any other regulations in substance substituted therefor.

                  "REQUEST FOR LETTER OF CREDIT" means a written request for a Letter of Credit substantially in the form of Exhibit E, signed by a Responsible Official of Borrower on its behalf (and by any Subsidiary of Borrower which is designated by Borrower as the account party with respect to the related Letter of Credit), and properly completed to provide all information required to be included therein.

                  "REQUEST FOR LOAN" means a written request for a Loan substantially in the form of Exhibit F, signed by a Responsible Official of Borrower on its behalf, and properly completed to provide all information required to be included therein.

                  "REQUIREMENT OF LAW" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any Law, or judgment, award, decree, writ or determination of a Governmental Agency, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "REQUISITE LENDERS" means (a) as of any date of determination if the Commitment is then in effect, Lenders having Pro Rata Shares which are, in the aggregate, 51% or more of the Pro Rata Shares of the Commitment then in effect and (b) as of any date of determination if the Commitment has then been terminated and there are then any Obligations outstanding, Lenders or other Creditors holding 51% or more of the Outstanding Obligations.

                  "RESPONSIBLE OFFICIAL" means (a) when used with reference to a Person other than an individual, any officer or manager of such Person, general partner of such Person, officer of a corporate or limited liability company general partner of such Person, officer of a corporate or limited liability company general partner of a partnership that is a general partner of such Person, or any other responsible official thereof duly acting on behalf thereof, and (b) when used with reference to a Person who is an individual, such Person. The Lenders shall be entitled to conclusively rely upon any document or certificate that is signed or executed by a Responsible Official of Borrower or any of its Subsidiaries as having been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of Borrower or such Subsidiary.

                  "RIGHT OF OTHERS" means, as to any Property in which a Person has an interest, any legal or equitable right, title or interest (other than a Lien) held by any other Person in that Property, and any option or right held by any other Person to acquire any such right, title or interest in that Property, INCLUDING any option or right to acquire a Lien; PROVIDED, however, that (a) any covenant restricting the use or disposition of Property of such Person contained in any Contractual Obligation of such Person and (b) any provision contained in a contract creating a right of payment or performance in favor of a Person that conditions, limits, restricts, diminishes, transfers or terminates such right, shall not be deemed to constitute a Right of Others.

                  "SENIOR OFFICER" means the (a) chief executive officer or manager, (b) president, (c) executive vice president, (d) senior vice president, (e) chief financial officer, (f) treasurer, (g) assistant treasurer, (h) secretary, or (i) assistant secretary of Borrower or any of its Subsidiaries.

                  "SOLVENCY CERTIFICATE" means a Solvency Certificate, substantially in the form of Exhibit G, signed by a Senior Officer of Borrower certifying that, giving effect to the Merger, and to the making of the initial Loans and the issuance of the initial Letters of Credit, Borrower and each of the Guarantors (including Powerhouse and its Subsidiaries) is solvent.

                  "SPECIAL EURODOLLAR CIRCUMSTANCE" means the application or adoption after the date hereof of any Law or interpretation, or any change therein or thereof, or any change in the interpretation or administration thereof by any Governmental Agency, central bank or comparable authority charged with the interpretation or administration thereof, or compliance by any Lender or its Eurodollar Lending Office with any request or directive (whether or not having the force of Law) of any such Governmental Agency, central bank or comparable authority, or the existence or occurrence of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of the Lenders.

                  "SUBORDINATED OBLIGATIONS" means unsecured Indebtedness of Borrower (but not Indebtedness of any Subsidiary of Borrower), which:

                           (a) does not require amortization prior to the first
                  anniversary of the Maturity Date;

                           (b) is governed by agreements which contain
                  representations, warranties, covenants, defaults and other provisions which are acceptable to the Requisite Lenders and in any event less restrictive upon and onerous to, Borrower and its Subsidiaries than the provisions of the Loan Documents; and

                           (c) is subordinated in right of payment to the
                  Obligations pursuant to subordination provisions which are acceptable to the Requisite Lenders in the exercise of their sole discretion.

                  "SUBSIDIARY" means, as of any date of determination and with respect to any Person, any corporation, limited liability company or partnership (whether or not, in either case, characterized as such or as a "joint venture"), whether now existing or hereafter organized or acquired: (a) in the case of a corporation or limited liability company, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person, or (b) in the case of a partnership, of which a majority of the partnership or other ownership interests are at the time beneficially owned by such Person and/or one or more of its Subsidiaries.

                  "SWAP AGREEMENT" means a written agreement between Borrower and one or more financial institutions providing for "swap", "cap", "collar" or other interest rate protection with respect to any Indebtedness.

                  "SWING LINE" means the revolving line of credit established by the Swing Line Lender in favor of Borrower pursuant to Section 2.5.

                  "SWING LINE LENDER" means Bank of America, acting through its Nevada Commercial Banking Division.

                  "SWING LINE DOCUMENTS" means the promissory note and any other documents executed by Borrower in favor of the Swing Line Lender in connection with the Swing Line.

                  "SWING LINE LOANS" means loans made by the Swing Line Lender to Borrower pursuant to Section 2.5.

                  "SWING LINE OUTSTANDINGS" means, as of any date of determination, the aggregate principal Indebtedness of Borrower on all Swing Line Loans then outstanding.

                  "S&P" means Standard & Poor's Ratings Group (a division of McGraw Hill, Inc.).

                  "TOTAL FUNDED DEBT" means, as of any date of determination, the SUM (without duplication) of (a) the outstanding principal Indebtedness of Borrower and its Subsidiaries for borrowed money (INCLUDING debt securities issued by Borrower or any of its Subsidiaries) on that date, PLUS (b) the aggregate amount of all Capital Lease Obligations of Borrower and its Subsidiaries on that date, PLUS (c) all obligations in respect of letters of credit or other similar instruments for which Borrower or any of its Subsidiaries are account parties or are otherwise obligated, PLUS (d) the aggregate amount of all Contingent Obligations and other similar contingent obligations of Borrower and its Subsidiaries with respect to any of the foregoing, and PLUS (e) any obligations of Borrower or any of its Subsidiaries to the extent that the same are secured by a Lien on any of the assets of Borrower or its Subsidiaries, other than Permitted Encumbrances.

                  "TO THE BEST KNOWLEDGE OF" means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by the Person (or, in the case of a Person other than a natural Person, known by a Responsible Official of that Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by the Person (or, in the case of a Person other than a natural Person, would have been known by a Responsible Official of that Person).

                  "TRANSACTION NOTICE" has the meaning set forth in Section 2.8(a).

                  "TYPE", when used with respect to any Loan or Advance, means the designation of whether such Loan or Advance is a Base Rate Loan or Advance, or a Eurodollar Rate Loan or Advance.

                  "UNRELATED PERSON" means any Person OTHER THAN (i) an employee stock ownership plan or other employee benefit plan covering the employees of Borrower and its Subsidiaries or (ii) an Affiliate of any Person or group of related Persons which as of the date of this Agreement is the beneficial owner of 25% or more (in the aggregate) of the outstanding common stock of Borrower.

                  "YEAR 2000 ISSUE" means failure of computer software, hardware and firmware systems, and equipment containing embedded computer chips, to properly receive, transmit, process, manipulate, store, retrieve, re-transmit or in any other way utilize data and information due to the occurrence of the year 2000 or the inclusion of dates on or after January 1, 2000.

                  1.2 USE OF DEFINED TERMS. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

                  1.3 ACCOUNTING TERMS - FISCAL PERIODS. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, Generally Accepted Accounting Principles applied on a consistent basis, EXCEPT as otherwise specifically prescribed herein.
In the
event that Generally Accepted Accounting Principles or Borrower's Fiscal Year or Fiscal Quarters change during the term of this Agreement such that the covenants contained in Sections 6.11 through 6.12 would then be calculated for different periods, in a different manner or with different components,
(a) Borrower and the Lenders agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in Fiscal Year, Fiscal Quarters or in Generally Accepted Accounting Principles and (b) Borrower shall be deemed to be in compliance with the covenants contained in the aforesaid Sections if and to the extent that Borrower would have been in compliance therewith for the pre-existing fiscal periods and under Generally Accepted Accounting Principles as in effect immediately prior to such change, but shall have the obligation to deliver each of the materials described in Article 7 to the Creditors, on the dates therein specified, with financial data presented for its pre-existing fiscal periods and in a manner which conforms with Generally Accepted Accounting Principles as in effect immediately prior to such change.

                  1.4 ROUNDING. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

                  1.5 EXHIBITS AND SCHEDULES. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

                  1.6 MISCELLANEOUS TERMS. In the Loan Documents, the term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.

                                     Article 2
                           LOANS AND LETTERS OF CREDIT

                  2.1  LOANS-GENERAL.

                           (a) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the Business Day immediately prior to the Maturity Date, each Lender shall, pro rata according to that Lender's Pro Rata Share of the then applicable Commitment, make Advances to Borrower under the Commitment in such amounts as Borrower may request that do not result in the Outstanding Obligations being in excess of the then effective Commitment. Subject to the limitations set forth herein, the Advances by each Lender under its Pro Rata Share of the Commitment may be prepaid without premium or penalty.

                           (b) Subject to the next sentence, each Loan shall be made pursuant to a Request for Loan which shall specify the requested
         (i) date of such Loan, (ii) type of Loan, (iii) amount of such Loan, and (iv) in the case of a Eurodollar Rate Loan, the Eurodollar Period for such Loan. Unless the Administrative Agent, in its sole and absolute discretion, has notified Borrower to the contrary, a Loan may be requested by telephone by a Responsible Official of Borrower, in which case Borrower shall confirm such request by promptly delivering a Request for Loan in person or by telecopier conforming to the preceding sentence to the Administrative Agent. The Administrative Agent shall incur no liability whatsoever hereunder in acting upon any telephonic request purportedly made by a Responsible Official of Borrower, and Borrower hereby agrees to indemnify each Creditor from any loss, cost, expense or liability as a result of so acting.

                           (c) Promptly following receipt of a Request for Loan, the Administrative Agent shall notify each Lender by telephone or telecopier of the date and type of the Loan, any applicable Eurodollar Period, and that Lender's Pro Rata Share of the Loan. Not later than 11:00 a.m., California local time, on the date specified for any Loan (which must be a Business Day), each Lender shall make its Pro Rata Share of the Loan in immediately available funds available to the Administrative Agent at the Administrative Agent's Office. Upon satisfaction or waiver of the applicable conditions set forth in
         Article 8, all Advances shall be credited on that date in immediately available funds to the Deposit Account for Borrower.

                           (d) Unless the Requisite Lenders otherwise consent, each Loan shall be in an integral multiple of $500,000 which is not less than $2,500,000.

                           (e) The Advances made by each Lender shall be evidenced by that Lender's Note.

                           (f) A Request for Loan shall be irrevocable upon the Administrative Agent's first notification thereof.

                           (g) If no Request for Loan (or telephonic request for Loan referred to in the second sentence of Section 2.1(b), if applicable) has been made within the requisite notice periods set forth in Section 2.2 or 2.3 prior to the end of the Eurodollar Period for any Eurodollar Rate Loan, then on the last day of such Eurodollar Period, such Eurodollar Rate Loan shall be automatically converted into a Base Rate Loan in the same amount.

                           (h) If a Loan is to be made on the same date that another Loan is due and payable, Borrower or the Lenders (as the case may be) shall upon the request of the Administrative Agent make available to the Administrative Agent the net amount of funds (giving effect to both such Loans) and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Loan.

                  2.2 BASE RATE LOANS. Each request by Borrower for a Base Rate Loan shall be made pursuant to a Request for Loan (or telephonic or other request for loan referred to in the second sentence of Section 2.1(b), if applicable) received by the Administrative Agent, at the Administrative Agent's Office, not later than 9:00 a.m. California local time, on the date (which must be a Business Day) of the requested Base Rate Loan. All Loans shall constitute Base Rate Loans unless properly designated as Eurodollar Rate Loans pursuant to
Section 2.3.

                  2.3  EURODOLLAR RATE LOANS.

                           (a) Each request by Borrower for a Eurodollar Rate Loan shall be made pursuant to a Request for Loan (or telephonic or other request for Loan referred to in the second sentence of Section 2.1(b), if applicable) received by the Administrative Agent, at the Administrative Agent's Office, not later than 9:00 a.m., California local time, at least three Eurodollar Business Days before the first day of the applicable Eurodollar Period.

                           (b) On the date which is two Eurodollar Business Days before the first day of the applicable Eurodollar Period, the Administrative Agent shall confirm its determination of the applicable Eurodollar Rate (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to Borrower and the Lenders by telephone or telecopier.

                           (c) Unless the Administrative Agent and the Requisite Lenders otherwise consent, no more than ten Eurodollar Rate Loans shall be outstanding at any one time.

                           (d) No Eurodollar Rate Loan may be requested during the continuation of a Default or Event of Default.

                           (e) Nothing contained herein shall require any Lender to fund any Eurodollar Rate Advance in the Designated Eurodollar Market.

                  2.4  LETTERS OF CREDIT.

                           (a) Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through the Business Day immediately prior to the Maturity Date, the Issuing Lender shall issue such Letters of Credit under the Commitment as Borrower may request by a Request for Letter of Credit; PROVIDED that (i) giving effect to all such Letters of Credit, the Outstanding Obligations do not exceed the then applicable

         Commitment, and (ii) the Aggregate Effective Amount under all outstanding Letters of Credit shall not exceed $20,000,000. Letters of Credit may be issued for the account of Borrower or for the account of any Subsidiary of Borrower which has entered into the Guaranty (or a joinder thereto), and each such Subsidiary which is hereafter designated by Borrower as an account party thereunder agrees that it shall comply with the provisions of this Section as if it were a party to this Agreement. Each Letter of Credit shall be in a form acceptable to the Issuing Lender. Unless all the Lenders otherwise consent, no Letter of Credit shall have a term which exceeds one year or extends beyond the Maturity Date.

                           (b) Each Request for Letter of Credit shall be submitted to the Issuing Lender, with a copy to the Administrative Agent, at least five Business Days prior to the date upon which the related Letter of Credit is proposed to be issued. The Administrative Agent shall promptly notify the Issuing Lender whether such Request for Letter of Credit, and the issuance of a Letter of Credit pursuant thereto, conforms to the requirements of this Agreement. Upon issuance of a Letter of Credit, the Issuing Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Lenders, of the amount and terms thereof.

                           (c) Upon the issuance of a Letter of Credit, each Lender shall be deemed to have purchased at par a pro rata participation in such Letter of Credit from the Issuing Lender in an amount equal to that Lender's Pro Rata Share. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed by Borrower for any payment required to be made by the Issuing Lender under any Letter of Credit, each Lender shall, pro rata according to its Pro Rata Share, pay the purchase price for such participation to the Issuing Lender through the Administrative Agent promptly upon demand therefor. The obligation of each Lender to so pay the participation purchase price to the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such payment of the purchase price shall not relieve or otherwise impair the obligation of Borrower to reimburse the Issuing Lender for the amount of any payment made by the Issuing Lender under any Letter of Credit together with interest as hereinafter provided.

                           (d) Borrower shall pay to the Issuing Lender through the Administrative Agent an amount equal to any payment made by the Issuing Lender with respect to each Letter of Credit upon demand made by the Issuing Lender therefor, together with interest on such amount from the date of any payment made by the Issuing Lender at the Default Rate (unless Borrower has made arrangements for the making of a Loan in the amount of such payment on the date thereof or had otherwise arranged for the timely reimbursement of such payment). The principal amount of any such payment shall be used to reimburse the Issuing Lender for the payment made by it under the Letter of Credit and, to the extent that the Lenders have not reimbursed the Issuing Lender pursuant to Section 2.4(c), the interest amount of any such payment shall be for the account of the Issuing Lender. Each Lender that has paid the participation purchase price to the Issuing Lender pursuant to Section 2.4(c) shall thereupon acquire a pro rata participation, to the extent of such payment, in the claim of the Issuing Lender against Borrower for reimbursement of principal and interest under this Section 2.4(d) and shall share, in accordance with that pro rata participation, in any principal payment made by Borrower with respect to such claim and in any interest payment made by Borrower (but only with respect to periods subsequent to the date such Lender paid the participation purchase price to the Issuing Lender) with respect to such claim.

                           (e) Subject to Article 8, Borrower may request, pursuant to a Request for Loan, that Advances be made pursuant to
         Section 2.1(a) to provide funds for the payment required by Section 2.4(d). The proceeds of such Advances shall be paid directly to the Issuing Lender to reimburse it for the payment made by it under the Letter of Credit.

                           (f) If Borrower fails to make the payment required by
         Section 2.4(d) on a timely basis then, in lieu of the payment of the participation purchase price to the Issuing Lender under Section 2.4(c), the Issuing Lender may (but is not required to), without notice to or the consent of Borrower, instruct the Administrative Agent to cause Advances to be made by the Lenders under their Pro Rata Shares of the Commitment in an aggregate amount equal to the amount paid by the Issuing Lender with respect to that Letter of Credit and, for this purpose, the conditions precedent set forth in Article 8 shall not apply. The proceeds of such Advances shall be paid directly to the Issuing Lender to reimburse it for the payment made by it under the Letter of Credit.

                           (g) The issuance of any supplement, modification, amendment, renewal, or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit, PROVIDED that no new issuance fees shall be assessed except to the extent that the tenor or amount of the related Letter of Credit are thereby increased.

                           (h) The obligation of Borrower to pay to the Issuing Lender the amount of any payment made by the Issuing Lender under any Letter of Credit shall be absolute, unconditional, and irrevocable, subject only to performance by the Issuing Lender of its obligations to Borrower under Uniform Commercial Code Section 5109. Without limiting the foregoing, the obligations of Borrower to the Issuing Lender shall not be affected by any of the following circumstances:

                               (i) any lack of validity or enforceability of
                 the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                               (ii) any amendment or waiver of or any consent
                 to departure from the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, with the consent of Borrower;

                               (iii) the existence of any claim, setoff,
                 defense, or other rights which Borrower may have at any time against the Issuing Lender, the Administrative Agent or any Lender, any beneficiary of the Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

                              (iv) any demand, statement, or any other
                 document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

                               (v) payment by the Issuing Lender in good
                 faith under the Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of the Letter of Credit;

                               (vi) the existence, character, quality,
                 quantity, condition, packing, value or delivery of any Property purported to be represented by documents presented in connection with any Letter of Credit or any difference between any such Property and the character, quality, quantity, condition, or value of such Property as described in such documents;

                               (vii) the time, place, manner, order or
                 contents of shipments or deliveries of Property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;

                               (viii) the solvency or financial
                 responsibility of any party issuing any documents in connection with a Letter of Credit;

                               (ix) any failure or delay in notice of
                 shipments or arrival of any Property;

                               (x) any error in the transmission of any
                 message relating to a Letter of Credit not caused by the Issuing Lender, or any delay or interruption in any such message;

                               (xi) any error, neglect or default of any
                 correspondent of the Issuing Lender in connection with a Letter of Credit;

                               (xii) any consequence arising from acts of
                 God, war, insurrection, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of the Issuing Lender;

                               (xiii) so long as the Issuing Lender in good
                 faith determines that the contract or document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to the Issuing Lender in connection with a Letter of Credit; and

                               (xiv) where the Issuing Lender has acted in
                 good faith and observed general banking usage, any other circumstances whatsoever.

                               (i) The Issuing Lender shall be entitled to
                 the protection accorded to the Administrative Agent pursuant to Article 10, MUTATIS MUTANDIS.

                               (j) The Uniform Customs and Practice for
                 Documentary Credits, as published in its most current version by the International Chamber of Commerce, shall be deemed a part of this Section and shall apply to all Letters of Credit to the extent not inconsistent with applicable Law.

                  2.5 SWING LINE. (a) Subject to the terms and conditions set forth herein, from the Closing Date through the day prior to the Maturity Date the Swing Line Lender shall make Swing Line Loans to Borrower in such amounts as Borrower may request which do not result in the Outstanding Obligations being in excess of the then effective Commitment, PROVIDED that
(i) after giving effect to each Swing Line Loan, the Swing Line Outstandings shall not exceed $5,000,000 and (ii) without the consent of all of the Lenders, no Swing Line Loan may be made during the continuation of an Event of Default. Borrower may borrow, repay and reborrow under this Section. Unless notified to the contrary by the Swing Line Lender, borrowings under the Swing Line may be made in amounts which are integral multiples of $100,000 upon telephonic request by a Responsible Official of Borrower made to the Administrative Agent not later than 1:00 p.m., California local time, on the Business Day of the requested borrowing (which telephonic request shall be promptly confirmed in writing by telecopier), PROVIDED that if the requested Swing Line Loan is to be credited to an account which is not with the Swing Line Lender, the request must be submitted by 11:30 a.m., California local time. Promptly after receipt of such a request for borrowing, the Administrative Agent shall provide telephonic verification to the Swing Line Lender that, after giving effect to such request, the Outstanding Obligations will not exceed the Commitment. Unless notified to the contrary by the Swing Line Lender, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $100,000. If Borrower instructs the Swing Line Lender to debit its demand deposit account at the Swing Line Lender in the amount of any payment with respect to a Swing Line Loan, or the Swing Line Lender otherwise receives repayment, after 3:00 p.m., California local time, on a Business Day, such payment shall be deemed received on the next Business Day. The Swing Line Lender shall promptly notify the Administrative Agent of the Swing Loan Outstandings each time there is a change therein under the Swing Line.

                  (b) Swing Line Loans shall bear interest at a fluctuating rate per annum equal to the Base Rate PLUS the Base Rate Margin (unless the Default Rate is then applicable under Section 3.9). Interest shall be payable on such dates, not more frequent than monthly, as may be specified by the Swing Line Lender and in any event on the Maturity Date. The Swing Line Lender shall be responsible for invoicing Borrower for such interest. Interest payable on Swing Line Loans is solely for the account of the Swing Line Lender (subject to clause (d) below).

                  (c) The Swing Line Loans shall be payable within five Business Days after demand made by the Swing Line Lender and in any event on the Maturity Date or any earlier date when all other Obligations are due.

                  (d) Upon the making of a Swing Line Loan in accordance with
Section 2.5(a), each Lender shall be deemed to have purchased from the Swing Line Lender a participation therein in an amount equal to that Lender's Pro Rata Share TIMES the amount of the Swing Line Loan. Upon demand made by the Swing Line Lender through the Administrative Agent, each Lender shall, according to its Pro Rata Share, promptly provide to the Swing Line Lender its purchase price therefor in an amount equal to its participation therein. The obligation of each Lender to so provide its purchase price to the Swing Line Lender shall be absolute and unconditional (subject only to the making of a demand upon that Lender by the Swing Line Lender) and shall not be affected by the occurrence of a Default or Event of Default; PROVIDED that no Lender shall be obligated to purchase its Pro Rata Share of (i) Swing Line Loans to the extent that Swing Line Outstandings are in excess of $5,000,000 or to the extent that the SUM of the Indebtedness evidenced by the Notes PLUS the Aggregate Effective Amount of all outstanding Letters of Credit PLUS the Swing Line Outstandings exceeds the Commitment (as in effect on the date of the making of the related Swing Line Loan) and (ii) any Swing Line Loan made (absent the consent of all of the Lenders) during the continuation of an Event of Default. Each Lender that has provided the purchase price due for its participation in Swing Line Loans to the Swing Line Lender shall thereupon acquire a pro rata participation, to the extent of such payment, in the claim of the Swing Line Lender against Borrower for principal and interest and shall share, in accordance with that pro rata participation, in any principal payment made by Borrower with respect to such claim and in any interest payment made by Borrower (but only with respect to periods subsequent to the date such Lender paid the Swing Line Lender its purchase price) with respect to such claim.

                  (e) Upon any demand for payment of the Swing Line Outstandings by the Swing Line Lender (unless Borrower has made other arrangements acceptable to the Swing Line Lender to reduce the Swing Line Outstandings to $0), Borrower shall request a Loan pursuant to Section 2.1(a) sufficient to repay all Swing Line Outstandings (and, for this purpose, Section 2.1(d) shall not apply). In each case, the Administrative Agent shall automatically provide the respective Advances made by each Lender to the Swing Line Lender (which the Swing Line Lender shall then apply to the Swing Line Outstandings). In the event that Borrower fails to request a Loan within the time specified by Section 2.2 on any such date, the Administrative Agent may, but is not required to, without notice to or the consent of Borrower, cause Advances to be made by the Lenders under the Commitment in amounts which are sufficient to reduce the Swing Line Outstandings as required above. The conditions precedent set forth in Article 8 shall not apply to Advances to be made by the Lenders pursuant to the three preceding sentences. The proceeds of such Advances shall be paid directly to the Swing Line Lender for application to the Swing Line Outstandings.

                  2.6 VOLUNTARY REDUCTION OF COMMITMENT. Borrower shall have the right, at any time and from time to time, without penalty or charge, effective following at least three Business Days' prior written notice by a Responsible Official of Borrower to the Administrative Agent, voluntarily to reduce, permanently and irrevocably, in aggregate principal amounts in an integral multiple of $1,000,000 but not less than $5,000,000, or to terminate, all or a portion of the then undisbursed portion of the Commitment; PROVIDED that the Commitment may not be so reduced below an amount equal to the SUM OF (i) the aggregate principal amount outstanding under the Notes, PLUS (ii) the Aggregate Effective Amount of all outstanding Letters of Credit PLUS (c) the Swing Line Outstandings, in each case as of the effective date of the reduction in the Commitment. The voluntary reduction of the Commitment by Borrower under this Section shall have no effect upon the requirement of mandatory reductions thereof in accordance with Section 2.7. The Administrative Agent shall promptly notify the Lenders of any reduction or termination of the Commitment under this Section.

                  2.7 MANDATORY REDUCTIONS OF COMMITMENT. The Commitment shall be automatically and permanently reduced (a) on the date of each Disposition made pursuant to Section 6.2(c) by the amount by which the proceeds of such Disposition, when aggregated with all other Dispositions theretofore made by Borrower and its Subsidiaries during such Fiscal Year, exceed $25,000,000 until the Commitment has been reduced to $200,000,000, and
(b) on each Reduction Date by the Reduction Amount until the Commitment has been reduced to $150,000,000.

                  2.8  OPTIONAL TERMINATION OF COMMITMENT.

                  (a) In the event that any transaction is proposed or other circumstances are contemplated which shall result in a Change in Control, Borrower may elect, in its sole discretion, to notify the Administrative Agent in advance of the proposed transaction (a "Transaction Notice") not more than 180 days nor less than 60 days prior to the consummation of the proposed transaction of in accordance with the provisions of this clause (a). Each Transaction Notice shall be in writing and shall set forth, in detail reasonably satisfactory to the Administrative Agent, the nature of the proposed transaction, in any event describing any Person or Persons who will directly or indirectly acquire any interest in Borrower as a result thereof and any affect upon the membership of the board of directors of Borrower or its senior management. Promptly following its receipt of any Transaction Notice satisfying the requirements of this clause
         (a), the Administrative Agent shall distribute a copy thereof to each of the Lenders.

                  (b) If Borrower delivers a Transaction Notice and, during the sixty day period immediately following the delivery of the Transaction Notice to the Lenders by the Administrative Agent, the Requisite Lenders do not object in writing to the proposed transaction (which the Requisite Lenders may do in their sole discretion), then Borrower may proceed with the proposed transaction (or allow the contemplated circumstances to occur) to the extent conforming to the Transaction Notice in all material respects, and the transaction shall not constitute a Change in Control (any failure of the Requisite Lenders to so respond during the prescribed period constituting a waiver of any such objections). In the event that the Requisite Lenders object in writing to the proposed transaction during the prescribed period, then Borrower shall not consummate the proposed transaction (or any similar transaction constituting a Change in Control), unless and until the Obligations have been repaid and the Commitment is terminated or the Requisite Lenders otherwise consent.

                  (c) If Borrower does not deliver a Transaction Notice in respect of any transaction or circumstances resulting in a Change in Control, then the Requisite Lenders may in their sole and absolute discretion elect, during the sixty day period immediately subsequent to the LATER OF (i) such occurrence or (ii) the EARLIER of (y) receipt of written notice to the Administrative Agent of the Change in Control from Borrower, or (z) if no such notice has been received by the Administrative Agent, the date upon which the Administrative Agent has actual knowledge thereof, to terminate the Commitment, in which case the Commitment shall be terminated effective on the date which is thirty days subsequent to written notice thereof from the Administrative Agent to Borrower.

                  2.9 ADMINISTRATIVE AGENT'S RIGHT TO ASSUME FUNDS AVAILABLE FOR ADVANCES. Unless the Administrative Agent shall have been notified by any Lender no later than 10:00 a.m. on the

Business Day of the proposed funding by the Administrative Agent of any Loan that such Lender does not intend to make available to the Administrative Agent such Lender's portion of the total amount of such Loan, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of the Loan and the Administrative Agent may, in reliance upon such assumption, make available to Borrower the corresponding amount. If the Administrative Agent has made funds available to Borrower based on such assumption and such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent promptly shall notify Borrower who shall pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover from such Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to the daily Federal Funds Rate. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its share of the Commitment.

                  2.10 SENIOR INDEBTEDNESS. The Obligations shall be and hereby are designated by Borrower as "Senior Indebtedness" and "Designated Senior Indebtedness" with respect to all Indebtedness and other obligations of Borrower and its Subsidiaries (to the effect that the Obligations shall be afforded all rights afforded to the most senior class of creditors thereunder) which are subordinated in any manner or to any extent to any other Indebtedness and other obligations of Borrower or its Subsidiaries.

                                    Article 3
                                 PAYMENTS AND FEES

                  3.1  PRINCIPAL AND INTEREST.

                           (a) Interest shall be payable on the outstanding daily unpaid principal amount of each Advance from the date thereof until payment in full is made and shall accrue and be payable at the rates set forth or provided for herein before and after any Default or Event of Default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue interest at the Default Rate to the fullest extent permitted by applicable Laws.

                           (b) Interest accrued on each Base Rate Loan on the first Business Day of each calendar quarter shall be due and payable on that day. EXCEPT as otherwise provided in Section 3.9, the unpaid principal amount of any Base Rate Loan shall bear interest at a fluctuating rate per annum equal to the Base Rate PLUS the applicable Base Rate Margin. Each change in the interest rate under this Section 3.1(b) due to a change in the Base Rate shall take effect simultaneously with the corresponding change in the Base Rate.

                           (c) Interest accrued on each Eurodollar Rate Loan which is for a term of three months or less shall be due and payable on the last day of the related Eurodollar Period. Interest accrued on each other Eurodollar Rate Loan shall be due and payable on the date which is three months after the date such Eurodollar Rate Loan was made (and, in the event that all of the Lenders have approved a Eurodollar Period of longer than six months, every three months thereafter through the last day of the Eurodollar Period) and on the last day of the related Eurodollar Period. EXCEPT as otherwise provided in Section 3.9, the unpaid principal amount of any Eurodollar Rate Loan shall bear interest at a rate per annum equal to the Eurodollar Rate for that Eurodollar Rate Loan PLUS the applicable Eurodollar Margin.

                           (d) If not sooner paid, the principal Indebtedness evidenced by the Notes shall be payable as follows, and without set off, counterclaim or reduction of any kind:

                                    (i) the amount, if any, by which the
                  Outstanding Obligations at any time exceed the then applicable Commitment (as reduced from time to time pursuant to Sections 2.6, 2.7 or 2.8), shall be payable immediately; and

                                    (ii) the principal Indebtedness evidenced by
                  the Notes shall in any event be payable on the Maturity Date.

                           (e) The Notes may, at any time and from time to time, voluntarily be paid or prepaid in whole or in part without premium or penalty, EXCEPT that with respect to any voluntary prepayment under this Section (i) any partial prepayment shall be not less than $2,500,000, or in integral multiples of $500,000 which are in excess of $2,500,000, (ii) the Administrative Agent shall have received written notice of any prepayment by 9:00 a.m., California local time, on the Business Day prior to the date of prepayment (which must be a Business
         Day) in the case of a Base Rate Loan, and, in the case of a Eurodollar Rate Loan, three Business Days before the date of prepayment, which notice shall identify the date and amount of the prepayment and the Loan(s) being prepaid, (iii) each prepayment of principal on any Eurodollar Rate Loan shall be accompanied by payment of interest accrued to the date of payment on the amount of principal paid and (iv) any payment or prepayment of all or any part of any Eurodollar Rate Loan on a day other than the last day of the applicable Eurodollar Period shall be subject to Section
         3.8(e). Promptly following receipt of a notice of prepayment under clause (ii) above, the Administrative Agent shall notify each Lender by telephone or telecopier (and if by telephone, promptly confirmed by telecopier) of the date and amount thereof.

                           (f) Each payment of principal by Borrower hereunder shall be applied ratably to the Advances made to Borrower which are then due and payable, PROVIDED that if the Obligations are then accelerated or have deemed to have been accelerated, each payment of principal hereunder shall be applied ratably to the outstanding Advances.

                  3.2 LEAD ARRANGER'S FEES. On the date hereof, Borrower shall pay to Lead Arranger through the Administrative Agent certain fees in the amount heretofore agreed upon by letter agreement between Borrower and the Lead Arranger. These fees are for the services of the Lead Arranger in arranging the credit facilities under this Agreement and are fully earned when paid and are nonrefundable.

                  3.3 UPFRONT FEES. On the date hereof, Borrower shall pay to the Administrative Agent, for the account of each Lender, upfront fees in an amount equal to (a) that Lender's allocated Pro Rata Share of the Commitment TIMES (b) a fee percentage based upon the amount of the offered commitment of that Lender to the credit facilities described herein, as set forth in a letter agreement of even date herewith among Borrower, the Lead Arranger and Bank of America. Such upfront fees are for the credit facilities committed by each Lender under this Agreement and are fully earned when paid. The upfront fees paid to each Lender are solely for its own account and are nonrefundable.

                  3.4 COMMITMENT FEES. From the date hereof, Borrower shall pay to the Administrative Agent, for the ratable accounts of the Lenders pro rata according to their Pro Rata Share, a commitment fee equal to the Commitment Fee Rate in effect from time to time TIMES the average daily amount by which the Commitment exceeds the SUM OF (a) the aggregate principal amount outstanding under the Notes (BUT NOT the Swing Line Outstandings except to the extent a Lender has provided the purchase price due for its participation in Swing Line Loans to the Swing Line Lender in Cash) PLUS (b) the Aggregate Effective Amount under all outstanding Letters of Credit. The commitment fee shall be pay able quarterly in arrears on each Quarterly Payment Date, on the Maturity Date and upon the date of any partial reduction or termination of the Commitment pursuant to Sections 2.6, 2.7 or 2.8.

                  3.5 LETTER OF CREDIT FEES. Concurrently with the issuance of each Letter of Credit, Borrower shall pay a letter of credit issuance fee to the Issuing Bank, for the sole account of the Issuing Bank, in an amount set forth in a letter agreement between Borrower and the Issuing Bank. Each letter of credit issuance fee is nonrefundable. On each Quarterly Payment Date and on the Maturity Date, Borrower shall also pay to the Administrative Agent in arrears, for the ratable account of the Lenders in accordance with their Pro Rata Share, letter of credit fees in an amount equal to the Letter of Credit Fee per annum TIMES the average daily Aggregate Effective Amount of all Letters of

Credit for the period from the Closing Date or the most recent Quarterly Payment Date. All letter of credit fees shall also be non-refundable.

                  3.6 ADMINISTRATIVE FEES. On the date hereof and annually thereafter, Borrower shall pay to the Administrative Agent an administrative fee in such amounts as heretofore agreed upon by letter agreement between Borrower and Bank of America and the Lead Arranger. The administrative fee is for the services to be performed by the Administrative Agent in acting as Administrative Agent and is fully earned on the date paid. The administrative fee paid to the Administrative Agent is solely for its own account and is nonrefundable.

                  3.7 INCREASED COMMITMENT COSTS. If any Lender shall determine in good faith that the introduction after the date hereof of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Agency charged with the interpretation or administration thereof, or compliance by such Lender (or its Eurodollar Lending Office) or any corporation controlling the Lender, with any request, guideline or directive regarding capital adequacy (whether or not having the force of Law) of any such central bank or other authority, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines in good faith that the amount of such capital is increased, or the rate of return on capital is reduced, as a consequence of its obligations under this Agreement, then, within ten Business Days after demand of such Lender, Borrower shall pay to such Lender, from time to time as specified in good faith by such Lender, additional amounts sufficient to compensate such Lender in light of such circumstances, to the extent reasonably allocable to such obligations under this Agreement, PROVIDED that Borrower shall not be obligated to pay any such amount which arose prior to the date which is ninety days preceding the date of such demand or is attributable to periods prior to the date which is ninety days preceding the date of such demand. Each Lender's determination of such amounts shall be conclusive in the absence of manifest error. Any request for compensation by a Lender under this Section shall set forth the basis upon which it has been determined that such an amount is due from Borrower, a calculation of the amount due, and a certification that the corresponding costs or diminished rate of return on capital have been incurred or sustained by the Lender.

                  3.8  EURODOLLAR COSTS AND RELATED MATTERS.

                           (a) In the event that any Governmental Agency imposes on any Lender any reserve or comparable requirement (INCLUDING any emergency, supplemental or other reserve) with respect to the Eurodollar Obligations of that Lender, Borrower shall pay that Lender within five Business Days after demand all amounts necessary to compensate such Lender (determined as though such Lender's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market) in respect of the imposition of such reserve requirements. The Lender's determination of such amount shall be conclusive in the absence of manifest error.

                           (b) If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance:

                           (1) shall subject any Lender or its Eurodollar
                  Lending Office to any tax, duty or other charge or cost with respect to any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances, or shall change the basis of taxation of payments to any Lender attributable to the principal of or interest on any Eurodollar Rate Advance or any other amounts due under this Agreement in respect of any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances, EXCLUDING (i) taxes imposed on or measured in whole or in part by its overall net income, gross income or gross receipts, (ii) franchise taxes imposed by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business," and
                  (iii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 11.21, to the extent such forms are then required by applicable Laws;

                           (2) shall impose, modify or deem applicable any
                  reserve not applicable or deemed applicable on the date hereof (INCLUDING any reserve imposed by the Board of Governors of the Federal Reserve System, special deposit, capital or similar require ments against assets of, deposits with or for the account of, or credit extended by, any Lender or its Eurodollar Lending Office); or

                           (3) shall impose on any Lender or its Eurodollar
                  Lending Office or the Designated Eurodollar Market any other condition affecting any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Advances, its obligation to make Eurodollar Rate Advances or this Agreement, or shall otherwise affect any of the same;

         and the result of any of the foregoing, as determined in good faith by such Lender, increases the cost to such Lender or its Eurodollar Lending Office of making or maintaining any Eurodollar Rate Advance or in respect of any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances or reduces the amount of any sum received or receivable by such Lender or its Eurodollar Lending Office with respect to any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances (assuming such Lender's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market), then, within five Business Days after demand by such Lender (with a copy to the Administrative Agent), Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction (determined as though such Lender's Eurodollar Lending Office had funded 100% of its Eurodollar
         Rate Advance in the Designated Eurodollar Market). A statement of any Lender claiming compensation under this subsection and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

                           (c) If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance shall, in the good faith opinion of any Lender, make it unlawful or impossible for such Lender or its Eurodollar Lending Office to make, maintain or fund its portion of any Eurodollar Rate Advance or materially restrict the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the Designated Eurodollar Market, or to determine or charge interest rates based upon the Eurodollar Rate, and such Lender shall so notify the Administrative Agent, then such Lender's obligation to make Eurodollar Rate Advances shall be suspended for the duration of such illegality or impossibility and the Administrative Agent forthwith shall give notice thereof to the other Lenders and Borrower. Upon receipt of such notice, the outstanding principal amount of such Lender's Eurodollar Rate Advances, together with accrued interest thereon, automatically shall be converted to Base Rate Advances on either (1) the last day of the Eurodollar Period(s) applicable to such Eurodollar Rate Advances if such Lender may lawfully continue to maintain and fund such Eurodollar Rate Advances to such day(s) or (2) immediately if such Lender may not lawfully continue to fund and maintain such Eurodollar Rate Advances to such day(s), PROVIDED that in such event the conversion shall not be subject to payment of a prepayment fee under clause (e) of this Section. Each Lender agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge, occurring after the date hereof, which will cause that Lender to notify the Administrative Agent under this Section, and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. In the event that any Lender is unable, for the reasons set forth above, to make, maintain or fund its portion of any Eurodollar Rate Loan or Advance, such Lender shall fund such amount as a Base Rate Advance for the same period of time, and such amount shall be treated in all respects as a Base Rate Advance. Any Lender whose obligation to make Eurodollar Rate Advances has been suspended under this Section shall promptly notify the Administrative Agent and Borrower of the cessation of the Special Eurodollar Circumstance which gave rise to such suspension.

                           (d) If, with respect to any proposed Eurodollar Rate
Loan:

                           (1) the Administrative Agent reasonably determines
                  that, by reason of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of the Lenders, deposits in Dollars (in the applicable amounts) are not being offered to any Lender in the Designated Eurodollar Market for the applicable Eurodollar Period; or

                           (2) the Requisite Lenders advise the Administrative
                  Agent that the Eurodollar Rate as determined by the Administrative Agent (i) does not represent the effective pricing to such Lenders for deposits in Dollars in the Designated Eurodollar Market in the relevant amount for the applicable Eurodollar Period, or (ii) will not adequately and fairly reflect the cost to such Lenders of making the applicable Euro dollar Rate Advances;

         then the Administrative Agent forthwith shall give notice thereof to Borrower and the Lenders, whereupon until the Administrative Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Lenders to make any future Eurodollar Rate Advances shall be suspended.


                           (e) Upon payment or prepayment of any Eurodollar Rate Advance (OTHER THAN as the result of a conversion required under clause
         (c) of this Section) on a day other than the last day in the applicable Eurodollar Period (whether voluntarily, involuntarily, by reason of acceleration, or otherwise), or upon the failure of Borrower (for a reason other than the failure of a Lender to make an Advance) to borrow on the date or in the amount specified for a Eurodollar Rate Advance in any Request for Loan, or upon the failure of Borrower to prepay a Eurodollar Rate Loan or Advance on the date specified in a notice of prepayment delivered to the Administrative Agent pursuant to Section 3.1(e), Borrower shall pay to the appropriate Lender within ten Business Days after demand a prepayment fee, failure to borrow fee or failure to prepay fee, as the case may be (determined as though 100% of that Lender's Eurodollar Rate Advance had been funded in the Designated Eurodollar Market), equal to the SUM OF:

                           (1) the principal amount of the Eurodollar Rate
                  Advance prepaid or not borrowed or prepaid, as the case may be, TIMES [the number of days from and including the date of prepayment or failure to borrow or prepay, as applicable, to but excluding the last day in the applicable Eurodollar Period], DIVIDED BY 360, TIMES the applicable Interest Differential (PROVIDED that the product of the foregoing formula must be a positive number); PLUS

                           (2) all out-of-pocket expenses incurred by the Lender
                  reasonably attributable to such payment, prepayment or failure to borrow.

         Each Lender's determination of the amount of any prepayment fee, failure to borrow fee or failure to prepay fee payable under this Section shall be conclusive in the absence of manifest error.

                           (f) Each Lender agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to clause (a) or clause (b) of this Section, and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for or reduce the amount of such compensation and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. Any request for compensation by a Lender under this Section shall set forth the basis upon which it has been determined that such an amount is due from Borrower, a calculation of the amount due, and a certification that the corresponding costs have been incurred by the Lender.

                           (g) If any Lender claims compensation or is excused from making or continuing Eurodollar Rate Loans or Advances under this Section, Borrower may at any time, upon at least four (4) Eurodollar Business Days' prior notice to the Administrative Agent and such Lender and upon payment in full of the amounts provided for in this Section through the date of such payment PLUS any prepayment fee (subject to clause (c) of this Section) required by clause (e) of this Section, pay in full the affected Eurodollar Rate Advances of such Lender or request that such Eurodollar Rate Advances be converted to Base Rate Advances.

                  3.9 DEFAULT RATE. If any installment of principal or interest or any fee or cost or other amount payable under any Loan Document to the Administrative Agent or any Lender is not paid when due, or at the option of the Requisite Lenders upon the occurrence and during the continuance of any Event of Default, the outstanding Loans, and any such delinquent fees, costs or other amounts, shall thereafter bear interest at a rate which is 2% per annum in excess of the otherwise applicable rate, and the outstanding Letters of Credit shall thereafter accrue fees at a rate which is 2% per annum in excess of the otherwise applicable fees, in each case to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (INCLUDING interest on past due interest) shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by applicable Laws.

                  3.10 COMPUTATION OF INTEREST AND FEES. Computation of interest on Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed; computation of interest on Eurodollar Rate Loans and all fees under this Agreement shall be calculated on the basis of a year of 360 days and the actual number of days elapsed. Borrower acknowledges that such latter calculation method will result in a higher yield to the Lenders than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made; interest shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid. Any Loan that is repaid on the same day on which it is made shall bear interest for one day. Notwithstanding anything in this Agreement to the contrary, interest in excess of the maximum amount permitted by applicable Laws shall not accrue or be payable hereunder or under the Notes, and any amount paid as interest hereunder or under the Notes which would otherwise be in excess of such maximum permitted amount shall instead be treated as a payment of principal.

                  3.11 NON-BUSINESS DAYS. If any payment to be made by Borrower or any other Party under any Loan Document shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day and the extension of time shall be reflected in computing interest and fees.

                  3.12  MANNER AND TREATMENT OF PAYMENTS.

                           (a) Each payment hereunder (EXCEPT payments pursuant to Sections 3.7, 3.8, 11.3, 11.11 and 11.22) or on the Notes or under any other Loan Document shall be made to the Administrative Agent, at the Administrative Agent's Office, for the account of each of the Lenders or the Administrative Agent, as the case may be, in immediately available funds (by wire transfer, debit of an account with the Administrative Agent or by other means acceptable to the Administrative Agent) not later than 11:00 a.m. (OTHER than payments with respect to Swing Line Loans, which must be paid directly to the Swing Line Lender and received by 3:00 p.m.), California local time, on the day of payment (which must be a Business Day). All payments received after such time, on any Business Day, shall be deemed received on the next succeeding Business Day. The amount of all payments received by the Administrative Agent for the account of each Lender shall be immediately paid by the Administrative Agent to the applicable Lender in immediately available funds and, if such payment was received by the Administrative Agent by 11:00 a.m., California local time, on a Business Day and not so made available to the account of a Lender on that Business Day, the Administrative Agent shall reimburse that Lender for the cost to such Lender of funding the amount of such payment at the Federal Funds Rate. All payments shall be made in lawful money of the United States of America.

                           (b) Each payment or prepayment on account of any Loan shall be applied pro rata according to the outstanding Advances made by each Lender comprising such Loan.

                           (c) Each Lender shall use its best efforts to keep a record (which may be in tangible or electronic or other intangible form) of Advances made by it and payments received by it with respect to each of its Notes and, subject to Section 10.6(g), such record shall, as against Borrower, be presumptive evidence of the amounts owing. Notwithstanding the foregoing sentence, the failure by any Lender to keep such a record shall not affect Borrower's obligation to pay the Obligations.

                           (d) Each payment of any amount payable by Borrower or any other Party under this Agreement or any other Loan Document shall be made free and clear of, and without reduction by reason of, any taxes, assessments or other charges imposed by any Governmental Agency, central bank or comparable authority, EXCLUDING (i) taxes imposed on or measured in whole or in part by overall net income, gross income or gross receipts, (ii) franchise taxes imposed on any Lender by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business", (iii) any withholding taxes or other taxes based on gross income imposed by the United States of America that are not attributable to any change in any Law or the interpretation or administration of any Law by any Governmental Agency and (iv) any withholding tax or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 11.21, to the extent such forms are then available under applicable Laws (all such non-excluded taxes, assessments or other charges being hereinafter referred to as "Taxes"). To the extent that Borrower or any other Party is obligated by applicable Laws to make any deduction or withholding on account of Taxes from any amount payable to any Lender under this Agreement, they shall (i) make such deduction or withholding and pay the same to the relevant Governmental Agency and (ii) pay such additional amount to that Lender as is necessary to result in that Lender's receiving a net after-Tax amount equal to the amount to which that Lender would have been entitled under this Agreement absent such deduction or withholding. If and when receipt of such payment results in an excess payment or credit to that Lender on account of such Taxes, that Lender shall promptly refund such excess to Borrower or the relevant Party.

                  3.13 FUNDING SOURCES. Nothing in this Agreement shall be deemed to obligate any Lender to obtain the funds for any Loan or Advance in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan or Advance in any particular place or manner.

                  3.14 FAILURE TO CHARGE NOT SUBSEQUENT WAIVER. Any decision by the Administrative Agent or any Lender not to require payment of any interest (INCLUDING interest at the Default Rate), fee, cost or other amount payable under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of the Administrative

Agent's or such Lender's right to require full payment of any interest (INCLUDING interest at the Default Rate), fee, cost or other amount payable under any Loan Document, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

                  3.15 ADMINISTRATIVE AGENT'S RIGHT TO ASSUME PAYMENTS WILL BE MADE BY BORROWER. Unless the Administrative Agent shall have been notified by Borrower prior to the date on which any payment to be made by Borrower hereunder is due that Borrower do not intend to remit such payment, the Administrative Agent may, in its discretion, assume that Borrower has remitted such payment when so due and the Administrative Agent may, in its discretion and in reliance upon such assumption, make available to each Lender on such payment date an amount equal to such Lender's share of such assumed payment. If Borrower has not in fact remitted such payment to the Administrative Agent, each Lender shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent at the Federal Funds Rate.

                  3.16 FEE DETERMINATION DETAIL. The Administrative Agent and any Lender shall provide reasonable detail to Borrower regarding the manner in which the amount of any payment to the Creditors, or that Lender, under Article 3 has been determined, concurrently with demand for such payment.

                  3.17 SURVIVABILITY. All of Borrower's obligations under Sections 3.7 and 3.8 shall survive for ninety days following the date on which the Commitment is terminated, all Obligations hereunder are fully paid and all Letters of Credit have expired.

                                  Article 4
                         REPRESENTATIONS AND WARRANTIES

                  Borrower represents and warrants to the Lenders that:

                  4.1 EXISTENCE AND QUALIFICATION; POWER; COMPLIANCE WITH LAWS. Borrower is a corporation duly formed, validly existing and in good standing under the Laws of Nevada. Each of the Guarantors is a corporation duly formed, validly existing and in good standing under the Laws of its state of formation. Borrower and each of the Guarantors are duly qualified or registered to transact business and are in good standing in each other jurisdiction in which the conduct of their business or the ownership or leasing of their Properties makes such qualification or registration necessary, EXCEPT where the failure so to qualify or register and to be in good standing would not constitute a Material Adverse Effect. Borrower and each Guarantor have all requisite corporate or other organizational power and authority to conduct their business, to own and lease their Properties and to execute and deliver each Loan Document to which each is a Party and to perform the Obligations. All outstanding shares of the capital stock of Borrower are duly authorized, validly issued, fully paid and non-assessable, and no holder thereof has any enforceable right of rescission under any applicable state or federal securities Laws. Borrower is in compliance with all Requirements of Law applicable to its business as at present conducted, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business as at present conducted, EXCEPT where the failure so to comply, file, register, qualify or obtain exemptions does not constitute a Material Adverse Effect.

                  4.2 AUTHORITY; COMPLIANCE WITH OTHER AGREEMENTS AND INSTRUMENTS AND GOVERNMENT REGULATIONS. The execution, delivery and performance by Borrower and each Guarantor of the Loan Documents to which it is a Party, and the execution, delivery and performance by Borrower and its Subsidiaries of the Merger Agreement, have been duly authorized by all necessary corporate or other organizational action, and do not and will not:

                           (a) Require any consent or approval not heretofore obtained of any member, partner, director, stockholder, security holder or creditor of such Party;

                           (b) Violate or conflict with any provision of such Party's charter, articles of incorporation, operating agreement or bylaws, as applicable;

                           (c) Result in or require the creation or imposition of any Lien or Right of Others upon or with respect to any Property now owned or leased or hereafter acquired by such Party;

                           (d) Violate any Requirement of Law applicable to such Party, subject to obtaining the authorizations from, or filings with, the Governmental Agencies described in Schedule 4.3;

                           (e) Result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Contractual Obligation to which such Party is a party or by which such Party or any of its Property is bound or affected;

and neither Borrower nor any Guarantor is in violation of, or default under, any Requirement of Law or Contractual Obligation, or any indenture, loan or credit agreement described in Section 4.2(e), in any respect that constitutes a Material Adverse Effect.

                  4.3 NO GOVERNMENTAL APPROVALS REQUIRED. EXCEPT as set forth in
Schedule 4.3 or previously obtained or made, no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Agency is or will be required to authorize or permit under applicable Laws the execution, delivery and performance by Borrower and its Subsidiaries of the Loan Documents to which it is a Party or the consummation of the transactions contemplated by the Merger Agreement. EXCEPT as set forth in Schedule 4.3, all authorizations from, or filings with, any Governmental Agency described in Schedule 4.3 will be accomplished as of the Closing Date.

                  4.4  SUBSIDIARIES.

                           (a) Schedule 4.4 hereto correctly sets forth the names, form of legal entity, number of shares of capital stock issued and outstanding, number of shares owned by Borrower or a Subsidiary of Borrower (specifying such owner) and jurisdictions of organization of all Subsidiaries of Borrower. Except as described in Schedule 4.4 (and Investments and Acquisitions made after the date hereof and permitted hereby), Borrower does not own any capital stock, equity interest or debt security which is convertible, or exchangeable, for capital stock or equity interests in any Person. Unless otherwise indicated in
         Schedule 4.4, all of the outstanding shares of capital stock, or all of the units of equity interest, as the case may be, of each Subsidiary are owned of record and beneficially by Borrower, there are no outstanding options, warrants or other rights to purchase capital stock of any such Subsidiary, and all such shares or equity interests so owned are duly authorized, validly issued, fully paid and non-asses sable, and were issued in compliance with all applicable state and federal securities and other Laws, and are free and clear of all Liens and Rights of Others, EXCEPT for Permitted Encum brances and Permitted Rights of Others.

                           (b) Each Subsidiary of Borrower is a business entity duly formed, validly existing and in good standing under the Laws of its jurisdiction of organization, is duly qualified to do business as a foreign organization and is in good standing as such in each jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification necessary (EXCEPT where the failure to be so duly qualified and in good standing does not constitute a Material Adverse Effect), and has all requisite power and authority to conduct its business and to own and lease its Properties.

                           (c) Each Subsidiary of Borrower is in compliance with all Requirements of Law applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, and permits from, and each such Subsidiary has accomplished all filings, registrations, and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, EXCEPT where the failure to be in such compliance, obtain such authorizations, consents, approvals, orders, licenses, and permits, accomplish such filings, registrations, and qualifications, or obtain such exemptions, does not constitute a Material Adverse Effect.

                  4.5 FINANCIAL STATEMENTS. Borrower has furnished to the Lenders (a) the audited consolidated and consolidating financial statements of Borrower and its Subsidiaries for the Fiscal Year ended June 30, 1998 (b) the unaudited consolidated and consolidating financial statements of each of Borrower and its Subsidiaries for the Fiscal Quarter ended March 31, 1999, (c) the audited financial statements of Powerhouse and its Subsidiaries for the fiscal year ended December 31, 1998, and (d) the unaudited consolidated financial statements of Powerhouse and its Subsidiaries for the fiscal quarter ended March 31, 1999. The financial statements described above fairly present in all material respects the financial condition, results of operations and changes in financial position of Borrower and its Subsidiaries or of Powerhouse and its Subsidiaries, as the case may be, as of such dates and for such periods in conformity with Generally Accepted Accounting Principles, consistently applied. No representation is made as to the consistency of the manner of preparation of the financial statements of Borrower and its Subsidiaries with those of Powerhouse and it Subsidiaries.

                  4.6 NO OTHER LIABILITIES; NO MATERIAL ADVERSE CHANGES. As of the Closing Date, Borrower and its Subsidiaries do not have any material liability or material contingent liability required under Generally Accepted Accounting Principles to be reflected or disclosed and not reflected or disclosed in the financial statements described in Section 4.5(b), other than liabilities and contingent liabilities arising in the ordinary course of business since the date of such financial statements. As of the Closing Date, no circumstance or event has occurred that constitutes a Material Adverse Effect as to Borrower and its Subsidiaries since June 30, 1998. As of the Closing Date, no circumstance or event has occurred with respect to Powerhouse and its Subsidiaries, taken as a whole, which is materially adverse to their business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects since June 30, 1998. As of any date subsequent to the Closing Date, no circumstance or event has occurred that constitutes a Material Adverse Effect since the Closing Date.

                  4.7 TITLE TO PROPERTY. Borrower and its Subsidiaries have valid title to the Property reflected in the financial statements described in
Section 4.5(b), other than immaterial items of Property and Property subsequently sold or disposed of in the ordinary course of business, free and clear of all Liens and Rights of Others, OTHER THAN Permitted Encumbrances, Permitted Rights of Others and Liens or Rights of Others described in Schedule
4.7 or permitted by Section 6.8.

                  4.8 INTANGIBLE ASSETS. Borrower and its Subsidiaries own, or possess the right to use to the extent necessary in their businesses, all material trademarks, trade names, copyrights, patents, patent rights, computer software, licenses and other Intangible Assets that are used in the conduct of their businesses, and no such Intangible Asset, to the actual best knowledge of Borrower, conflicts with the valid trademark, trade name, copyright, patent, patent right or Intangible Asset of any other Person to the extent that such conflict constitutes a Material Adverse Effect. Schedule 4.8 sets forth all material patents, trademarks, trade names, trade styles and copyrights owned by Borrower and its Subsidiaries.

                  4.9 PUBLIC UTILITY HOLDING COMPANY ACT. Neither Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affil-iate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility
Holding Company Act of 1935, as amended.

                  4.10 LITIGATION. EXCEPT for (a) any matter fully covered as to subject matter and amount (subject to applicable deductibles and retentions) by insurance as to which the insurance carrier has been notified and has not asserted lack of subject matter coverage or reserved its right to do so, (b) any matter, or series of related matters, involving a claim against Borrower or any of its Subsidiaries of less than $10,000,000, (c) matters of an administrative nature not involving a claim or charge against Borrower or any of its Subsidiaries and (d) matters set forth in Schedule 4.10, there are no actions, suits, proceedings or investigations pending as to which Borrower or any of its Subsidiaries have been served or have received notice or, to the best knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries or any Property of any of them before any Governmental Agency which may reasonably be expected to have a Material Adverse Effect.

                  4.11 BINDING OBLIGATIONS. Each of the Loan Documents to which Borrower or any of its Subsidiaries is a Party will, when executed and delivered by such Party, constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, EXCEPT as enforcement may be limited by Debtor Relief Laws, Gaming Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

                  4.12 NO DEFAULT. No event has occurred and is continuing that is a Default or Event of Default.

                  4.13  ERISA.

                           (a)      With respect to each Pension Plan:

                                    (i) such Pension Plan complies in all
         material respects with ERISA and any other applicable Laws to the extent that noncompliance could reasonably be expected to have a Material Adverse Effect;

                                    (ii) such Pension Plan has not incurred
         any "accumulated funding deficiency" (as defined in Section 302 of ERISA) that could reasonably be expected to have a Material Adverse Effect;

                                    (iii) no "reportable event" (as defined
         in Section 4043 of ERISA) has occurred that could reasonably be expected to have a Material Adverse Effect; and

                                    (iv) neither Borrower nor any of its
         Subsidiaries has engaged in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code) that could reasonably be expected to have a Material Adverse Effect.

                           (b) Neither Borrower nor any of its Subsidiaries has incurred or expects to incur any withdrawal liability to any Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect.

                  4.14 REGULATIONS T, U AND X; INVESTMENT COMPANY ACT. No part of the proceeds of any Loan hereunder will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any Margin Stock in violation of Regulations T, U and X. Neither Borrower nor any of its Subsidiaries is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

                  4.15 DISCLOSURE. Taken as a whole, the written statements made by Senior Officers of Borrower and the Guarantors to the Administrative Agent and to the Lenders in connection with this Agreement, and in connection with the Loans, do not contain as of the date thereof, any untrue statement of a material fact or omitted a material fact necessary to make the statement made not misleading in light of all the circumstances existing at the date the statement was made.

                  4.16 TAX LIABILITY. Borrower and its Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by Borrower or its Subsidiaries, EXCEPT (a) such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained and (b) immaterial taxes so long as no material Property of Borrower or any of its Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

                  4.17 PROJECTIONS. As of the Closing Date, to the best knowledge of Borrower, the assumptions set forth in the Projections are reasonable and consistent with each other and with all facts known to Borrower and its Subsidiaries, and the Projections are reasonably based on such assumptions. Nothing in this Section shall be construed as a representation or covenant that the Projections in fact will be achieved. The Creditors acknowledge that the Projections are forward-looking statements and that actual financial results for Borrower and its Subsidiaries could differ materially from those set forth in the Projections.

                  4.18 HAZARDOUS MATERIALS. Except as described in Schedule 4.18, (a) neither Borrower nor any of its Subsidiaries at any time has disposed of, discharged, released or threatened the release of any Hazardous Materials on, from or under the Real Property in violation of any Hazardous Materials Law that would individually or in the aggregate constitute a Material Adverse Effect, (b) to the actual best knowledge of Borrower, no condition exists that violates any Hazardous Material Law affecting any Real Property except for such violations that would not individually or in the aggregate have a Material Adverse Effect, (c) no Real Property or any portion thereof is or has been utilized by Borrower or any of its Subsidiaries as a site for the manufacture of any Hazardous Materials and (d) to the extent that any Hazardous Materials are used, generated or stored by Borrower or any of its Subsidiaries on any Real Property, or transported to or from such Real Property by Borrower or any of its Subsidiaries, such use, generation, storage and transportation are in compliance in all material respects with all Hazardous Materials Laws.

                  4.19 YEAR 2000 PREPAREDNESS. Borrower and its Subsidiaries have reviewed the effect of the Year 2000 Issue on the computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for Borrower and its Subsidiaries (including without limitation Powerhouse and its Subsidiaries) and their key customers and vendors. The costs to Borrower and its Subsidiaries of any reprogramming required as a result of the Year 2000 Issue to permit the proper functioning of such systems and equipment and the proper processing of data, and the testing of such reprogramming, and of required systems changes are not reasonably expected to result in a Default or Event of Default or to have a Material Adverse Effect.

                  4.20 CONSUMMATION OF MERGER. Concurrently with the Closing Date, the Merger has been consummated pursuant to the Merger Agreement and in material compliance with all Laws.

                                   Article 5
                              AFFIRMATIVE COVENANTS
                           (OTHER THAN INFORMATION AND
                             REPORTING REQUIREMENTS)

                  So long as any Advance remains unpaid, or any Letter of Credit remains outstanding or any other Obligation remains unpaid, or any portion of the Commitment remains in force, Borrower shall, and shall cause each of its Subsidiaries to, unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents:

                  5.1 PAYMENT OF TAXES AND OTHER POTENTIAL LIENS. Pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon any of them, upon their respective Property or any part thereof and upon their respective income or profits or any part thereof, EXCEPT that Borrower and its Subsidiaries shall not be required to pay or cause to be paid (a) any tax, assessment, charge or levy that is not yet past due, or is being contested in good faith by appropriate proceedings so long as the relevant entity has established and maintains adequate reserves for the payment of the same or (b) any immaterial tax so long as no material Property of Borrower or any of its Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

                  5.2 PRESERVATION OF EXISTENCE. Except for transactions permitted by Sections 6.2 and 6.3, preserve and maintain their respective existences in the jurisdiction of their formation and all material authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Agency that are necessary for the transaction of their respective business EXCEPT where the failure to so preserve and maintain the existence of any Subsidiary of Borrower and such authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations would not constitute a Material Adverse Effect; and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of their respective business or the ownership or leasing of their respective Properties EXCEPT where the failure to so qualify or remain qualified would not constitute a Material Adverse Effect.

                  5.3 MAINTENANCE OF PROPERTIES. Maintain, preserve and protect all of their respective Properties in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of their respective Properties, EXCEPT that neither (a) the failure to maintain, preserve and protect a particular item of Property that is not of significant value, either intrinsically or to the operations of Borrower and its Subsidiaries, taken as a whole, nor (b) any Disposition permitted by
Section 6.2, shall constitute a violation of this covenant.

                  5.4 MAINTENANCE OF INSURANCE. Maintain liability, casualty and other insurance (subject to customary deductibles and retentions) with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which Borrower and its Subsidiaries operate, and in any event coverages which are not materially less than those maintained as of the Closing Date.

                  5.5 COMPLIANCE WITH LAWS. Comply, within the time period, if any, given for such compliance by the relevant Governmental Agency with enforcement authority, with all Requirements of Law noncompliance with which constitutes a Material Adverse Effect, EXCEPT that Borrower and its

Subsidiaries need not comply with a Requirement of Law then being contested by any of them in good faith by appropriate proceedings.

                  5.6 INSPECTION RIGHTS. Upon reasonable notice, at any time during regular business hours and as often as reasonably requested (but not so as to materially interfere with the business of Borrower or any of its Subsidiaries) permit the Administrative Agent or any Lender, or any authorized employee, agent or representative thereof, to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Properties of, Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of Borrower and its Subsidiaries with any of their officers, managers, key employees or accountants and, upon request, furnish promptly to the Administrative Agent or any Lender true copies of all financial information made available to the board of directors or audit committee of the board of directors of Borrower.

                  5.7 KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Keep adequate records and books of account reflecting all financial transactions in conformity with Generally Accepted Accounting Principles, consistently applied, and in material conformity with all applicable requirements of any Governmental Agency having regulatory jurisdiction over Borrower or any of its Subsidiaries.

                  5.8 COMPLIANCE WITH AGREEMENTS. Promptly and fully comply with all Contractual Obligations under all material agreements, indentures, leases and/or instruments to which any one or more of them is a party, whether such material agreements, indentures, leases or instruments are with a Lender or another Person, EXCEPT for any such Contractual Obligations (a) the performance of which would cause a Default or (b) then being contested by any of them in good faith by appropriate proceedings or if the failure to comply with such agreements, indentures, leases or instruments does not constitute a Material Adverse Effect.

                  5.9 USE OF PROCEEDS. Use the proceeds of Loans (a) on the Closing Date, to refinance the outstanding Loans under the existing credit facility provided by various lenders with Lehman Commercial Paper Inc. as Administrative Agent in favor of Powerhouse, to finance the cash merger consideration payable to shareholders of Powerhouse pursuant to the Merger Agreement in an amount not to exceed $290,000,000, and to finance fees and expenses associated with the Powerhouse Acquisition in an aggregate amount not to exceed $10,000,000, (b) to finance expenses associated with the other transactions contemplated herein, and (c) for other general corporate purposes of the Borrower and its Subsidiaries including the Acquisitions and Investments permitted or described herein.

                  5.10 NEW SUBSIDIARIES. Cause each Person which hereafter becomes a Subsidiary of Borrower to execute and deliver, concurrently with its formation or acquisition, a joinder to the Guaranty, substantially in the form attached thereto, to the Administrative Agent.

                  5.11 HAZARDOUS MATERIALS LAWS. Keep and maintain all Real Property and each portion thereof in compliance in all material respects with all applicable Hazardous Materials Laws and promptly notify the Administrative Agent in writing (attaching a copy of any pertinent written material) of (a) any and all material enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened in writing by a Governmental Agency pursuant to any applicable Hazardous Materials Laws, (b) any and all material claims made or threatened in writing by any Person against Borrower or its Subsidiaries relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials and (c) discovery by any Senior Officer of Borrower of any material occurrence or condition on Property adjoining or in the vicinity of such Real Property that could reasonably be expected to cause such Real Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such Real Property under any applicable Hazardous Materials Laws.

                  5.12 YEAR 2000 COMPLIANCE. Promptly and well in advance of December 31, 1999, make all required systems changes in computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for Borrower and its Subsidiaries (and assure that key customers and vendors have made any such required systems changes) required as a result of the Year 2000 Issue to permit the proper functioning of such computer systems and other equipment, except to the extent that the failure to take any such action could not reasonably be expected to result in a Default or Event of Default or to have a Material Adverse Effect. At the request of any Lender, Borrower shall provide, and shall cause its Subsidiaries to provide, to such Lender reasonable information with respect to its compliance with this Section.

                                    Article 6

                               NEGATIVE COVENANTS

                  So long as any Advance remains unpaid, or any Letter of Credit remains outstanding or any other Obligation remains unpaid, or any portion of the Commitment remains in force, Borrower shall not, and shall not permit any of its Subsidiaries to, unless the Administrative Agent (with the written approval of the Requisite Lenders or, if required by Section 11.2, of all of the Lenders) otherwise consents:

                  6.1 PAYMENT OF SUBORDINATED OBLIGATIONS. Prepay any principal (INCLUDING sinking fund payments) or any other amount (OTHER THAN scheduled interest payments) with respect to any Subordinated Obligation, or purchase or redeem (or offer to purchase or redeem) any Subordinated Obligation, or deposit any monies, securities or other Property with any trustee or other Person to provide assurance that the principal or any portion thereof of any Subordinated Obligation will be paid when due or otherwise to provide for the defeasance of any Subordinated Obligation PROVIDED THAT so long as no Default or Event of Default then exists or would result therefrom, Borrower may make payments of scheduled interest on any Subordinated Obligation.

                  6.2 DISPOSITION OF PROPERTY. Make any Disposition of its Property, whether now owned or hereafter acquired, OTHER THAN Dispositions of the types described below made when no Default or Event of Default exists or would result therefrom:

         (a) obsolete or worn-out Property, tools or equipment no longer used or useful in its business or Real Property no longer used or useful in its business;

         (b) any inventory or other Property sold or disposed of in the ordinary course of business;

         (c) other Dispositions of Property made during any Fiscal Year of Property having a fair market value which is not in excess of 10% of the consolidated total assets of Borrower and its Subsidiaries (determined in accordance with Generally Accepted Accounting Principles) as of the last day of the immediately preceding Fiscal Year, PROVIDED that (i) giving pro forma effect to such Disposition (as if the Disposition had occurred on the last day of the then most recently ended fiscal period), Borrower shall be in compliance with Sections 6.11 and 6.12 and (ii) Borrower shall be in compliance with Section 2.7(a).

                  6.3 MERGERS. Merge or consolidate with or into any Person, EXCEPT (a) the Merger and mergers and consolidations of a Subsidiary of Borrower into Borrower or another Subsidiary of Borrower, (b) mergers and consolidations with a Person to effect a mere change in the State or form of organization of Borrower, (c) mergers with any Person which if acquired by Borrower or its other Subsidiaries pursuant to Investments permitted hereby, would be Subsidiaries, and (d) transactions permitted by Section 2.8, PROVIDED that the financial condition of Borrower and its Subsidiaries are not adversely affected thereby and Borrower and its Subsidiaries execute such amendments to the Loan Documents as may be requested by the Administrative Agent to reflect such change.

                  6.4 HOSTILE ACQUISITIONS. Directly or indirectly use the proceeds of any Loan in connection with the acquisition of part or all of a voting interest of five percent or more in any corporation or other business entity if such acquisition is opposed by the board of directors or management of such corporation or business entity.

                  6.5 DISTRIBUTIONS. Make any Distribution, whether from capital, income or otherwise, and whether in Cash or other Property, EXCEPT:

                      (a) Distributions by a Subsidiary of Borrower to Borrower or Subsidiary of Borrower;

                      (b) Distributions consisting of stock redemptions or dividends made when no Default or Event of Default exists or would be caused by the making of such Distribution on a PRO FORMA basis in an aggregate amount not to exceed (a) during any Fiscal Year, 50% of Net Income for the prior Fiscal Year, PLUS (b) an additional amount (which may be expended during any one or more Fiscal Years without regard to the limitation set forth in (a)) which does not exceed $35,000,000 during the term of this Agreement.

                  6.6 ERISA. (a) At any time, permit any Pension Plan to (i) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code), (ii) fail to comply with ERISA or any other applicable Laws,
(iii) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), or (iv) terminate in any manner, which, with respect to each event listed above, could reasonably be expected to result in a Material Adverse Effect, or (b) withdraw, completely or partially, from any Multiemployer Plan if to do so could reasonably be expected to result in a Material Adverse Effect.

                  6.7 CHANGE IN NATURE OF BUSINESS. Make any material change
in          the nature of the business of Borrower and its Subsidiaries,
taken as a          whole.

                  6.8 LIENS AND NEGATIVE PLEDGES. Create, incur, assume or suffer to exist any Lien or Negative Pledge of any nature upon or with respect to any of its Properties, or engage in any sale and leaseback transaction with respect to any of its Properties, whether now owned or hereafter acquired, EXCEPT:

                           (a)      Permitted Encumbrances;

                           (b) Liens and Negative Pledges under the Loan Documents;

                           (c) Liens and Negative Pledges existing on the Closing Date and disclosed in Schedule 4.7 and any renewals/extensions or amendments thereof, PROVIDED that the obligations secured or benefitted thereby are not increased;

                           (d) Liens on Property acquired by Borrower or any of its Subsidiaries following the Closing Date (but not the assets of Powerhouse or its Subsidiaries) that are in existence at the time of such acquisition and are not created in contemplation of such acquisition;

                           (e) Liens securing Indebtedness permitted by Section 6.9(d) on and limited to the capital assets acquired, constructed or financed with the proceeds of such Indebtedness or with the proceeds of any Indebtedness directly or indirectly refinanced by such Indebtedness, and related Negative Pledges with respect to such assets, PROVIDED that the scope of such Liens and Negative Pledges are not increased and the obligations secured or benefitted thereby are not increased;

                           (f) any Negative Pledge created by an agreement or instrument entered into by Borrower or a Subsidiary of Borrower in the ordinary course of its business which consists of a restriction on the assignability, transfer or hypothecation of such agreement or instrument;

                           (g) Liens required to be created and maintained in connection with the operation of lotteries in various jurisdictions, whether created by operation of applicable Gaming Laws or imposed by contract with the relevant Gaming Board;

                           (h) Liens on Property having an aggregate value not in excess of $40,000,000 securing Indebtedness of the type described in
         Section 6.9(j);

                           (i) judgment Liens securing judgments which do not result in any Default or Event of Default;

                           (j) any extension, renewal or replacement of the foregoing provided that the scope of the Property so encumbered and the related obligations are not increased.

                  6.9 INDEBTEDNESS AND CONTINGENT OBLIGATIONS. Create, incur or assume any Indebtedness or Contingent Obligation EXCEPT:

                           (a) Indebtedness and Contingent Obligations existing on the Closing Date and disclosed in Schedule 6.9, and refinancings, renewals, extensions or amendments thereto by the same obligors that do not increase the amount thereof;

                           (b) Indebtedness and Contingent Obligations under the Loan Documents;

                           (c) Indebtedness and Contingent Obligations owed to Borrower or a Subsidiary by Borrower or a Subsidiary of Borrower;

                           (d) Indebtedness consisting of Capital Lease
         Obligations, or otherwise incurred to finance the purchase or construction of capital assets (which shall be deemed to exist if the Indebtedness is incurred at or within 90 days before or after the purchase or construction of the capital asset), or to refinance any such Indebtedness, PROVIDED that the aggregate principal amount of such Indebtedness outstanding at any time does not exceed $15,000,000;

                           (e) Indebtedness consisting of one or more Swap Agreements entered into in the ordinary course of business with respect to outstanding Indebtedness; PROVIDED, that the aggregate notional amount of Indebtedness covered by all Swap Agreements shall not exceed the amount of the Commitment;

                           (f) Subordinated Obligations incurred when no Default or Event of Default exists;

                           (g) Contingent Obligations in support of the obligations of Borrower or a Subsidiary of Borrower;

                           (h) Indebtedness owing by Persons, or secured by Property, acquired by Borrower or any of its Subsidiaries following the Closing Date that is in existence at the time of such acquisition and is not created in contemplation of such acquisition;

                           (i) certificates of deposit, bonds and other surety obligations required to be maintained in connection with the operation of lotteries in accordance with applicable Gaming Laws; and

                           (j) other Indebtedness in an aggregate principal amount not to exceed $20,000,000 at any time.

                  6.10 TRANSACTIONS WITH AFFILIATES. Enter into any transaction of any kind with any Affiliate of Borrower OTHER THAN (a) salary, bonus, employee stock option and other compensation arrangements with directors, officers or managers in the ordinary course of business, (b) transactions that are fully disclosed to the board of directors of Borrower and expressly authorized by a resolution of the board of directors of Borrower which is approved by a majority of the directors not having an interest in the transaction, (c) transactions between or among Borrower and its Subsidiaries, (d) transactions entered into when no Default or Event of Default has occurred and remains continuing and which are disclosed to the Administrative Agent in writing and in advance in an aggregate amount not to exceed $5,000,000 in any Fiscal Year, and (e) transactions on overall terms at least as favorable to Borrower or its Subsidiaries as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power.

                  6.11 FIXED CHARGE COVERAGE RATIO. Permit the Fixed Charge Coverage Ratio, as of the last day of any Fiscal Quarter, to be less than 1.50:1.00.

                  6.12 LEVERAGE RATIO. Permit the Leverage Ratio, as of the last day of any Fiscal Quarter, to be greater than 2.50:1.00.

                  6.13 CAPITAL EXPENDITURES. Make, or become legally obligated to make, any Capital Expenditure except:

                           (a) Maintenance Capital Expenditures; and

                           (b) other Capital Expenditures in an annual amount not to exceed $150,000,000.

                  6.14 INVESTMENTS AND ACQUISITIONS. Make any Acquisition or enter into any agreement to make any Acquisition, or suffer to exist any Investment, OTHER THAN:

                           (a) Investments in existence on the Closing Date and disclosed on Schedule 6.14;

                           (b) Investments consisting of Cash Equivalents;

                           (c) Investments consisting of advances to officers, managers, directors and employees of Borrower and the Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;

                           (d) Investments in Subsidiaries of Borrower;
         PROVIDED, HOWEVER, that Investments by Borrower and its Subsidiaries made after the Closing Date in Colorado Grande Enterprises, Inc. shall not exceed $5,000,000 in aggregate per Fiscal Year;

                           (e) Investments consisting of or evidencing the extension of credit to customers or suppliers of Borrower and its Subsidiaries in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof;

                           (f) Investments received in connection with the settlement of a bona fide dispute with another Person;

                           (g) Investments representing all or a portion of the sales price of Property sold or services provided to another Person in the ordinary course of business;

                           (h) Investments consisting of Contingent Obligations permitted by Section 6.9, and to the extent that no Default or Event of Default has occurred and remains continuing, payments thereunder;

                           (i) Investments made following the Closing Date in the IGT Joint Venture in an aggregate amount not to exceed $25,000,000;

                           (j) Investments in Swap Agreements with respect to the Obligations and other floating rate Indebtedness of Borrower and its Subsidiaries; and

                           (k) Acquisitions made when no Default or Event or Default exists of Persons engaged primarily in the same or similar lines of business as Borrower and its existing Subsidiaries (and existing Investments of such Persons whether or not primarily related to such business) or of assets used in such businesses, PROVIDED that
         (i) the consideration paid (net of Cash and Cash Equivalents acquired) by Borrower and its Subsidiaries for such Acquisitions consists solely of the capital stock of Borrower or Cash and other Property having an aggregate value not in excess of $150,000,000 during any Fiscal Year; and (ii) giving pro forma effect to the making of such Acquisition as of the last day of the then most recently ended Fiscal Quarter, Borrower is in pro forma compliance with Sections 6.11 and 6.12.

                  6.15 SUBSIDIARY INDEBTEDNESS AND CONTINGENT OBLIGATIONS. Permit any Subsidiary to create, incur, assume or suffer to exist any Indebtedness or Contingent Obligation (even if Borrower would be permitted to incur the same under Section 6.9), EXCEPT:

                           (a) the Guaranty;

                           (b) Indebtedness owed to Borrower or another
                  Subsidiary of Borrower;

                           (c) Capital Leases and purchase money obligations
                  permitted by Section 6.9 in respect of Property owned and used by that Subsidiary;

                           (d) Indebtedness and other obligations permitted by
                  Section 6.9(h);

                           (e) other unsecured Indebtedness incurred in the
                  ordinary course of business in an aggregate principal amount not in excess of $20,000,000;

                           (f) Indebtedness and Contingent Obligations existing
                  on the Closing Date and disclosed in Schedule 6.9, and refinancings, renewals, extensions or amendments thereto by the same obligors that do not increase the amount thereof; and

                           (g) certificates of deposit, bonds and other surety
                  obligations required to be maintained in connection with the operation of lotteries in accordance with applicable Gaming Laws.

                                  Article 7

                     INFORMATION AND REPORTING REQUIREMENTS

                  7.1 FINANCIAL AND BUSINESS INFORMATION. So long as any Advance remains unpaid, or any Letter of Credit remains outstanding or any other Obligation remains unpaid, or any portion of the Commitment remains in force, Borrower, unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents, at Borrower's sole expense, deliver to the Administrative Agent for distribution by it to the Lenders, a sufficient number of copies for all of the Lenders of the following:

                           (a) As soon as practicable, and in any event within 45 days after the end of each Fiscal Quarter (OTHER THAN the fourth Fiscal Quarter in any Fiscal Year), the consolidated and consolidating balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the consolidated and consolidating statement of operations for such Fiscal Quarter, and its statement of cash flows for the portion of the Fiscal Year ended with such Fiscal Quarter, all in reasonable detail, and with comparisons to the combined results of operations, on a pro forma basis for the same Fiscal Quarter in the prior year. Such financial statements shall be certified by a Senior Officer of Borrower as fairly presenting the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with Generally Accepted Accounting Principles (OTHER THAN footnote disclosures), consistently applied, as at such date and for such periods, subject only to normal year-end accruals and audit adjustments;

                           (b) As soon as practicable, and in any event within 105 days after the end of each Fiscal Year, (i) the consolidated and consolidating balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Year and the consolidated and consolidating statements of operations, shareholders' equity and cash flows, in each case of Borrower and its Subsidiaries for such Fiscal Year, in each case as at the end of and for the Fiscal Year, all in reasonable detail. Such financial statements shall be prepared in accordance with Generally Accepted Accounting Principles, consistently applied, and such consolidated balance sheet and consolidated statements shall be accompanied by a report of one of the six largest public accounting firms in the United States of America or other independent public accountants of recognized standing selected by Borrower and reasonably satisfactory to the Requisite Lenders, which report shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any other qualification or exception determined by the Requisite Lenders in their good faith business judgment to be adverse to the interests of the Lenders. Such accountants' report shall be accompanied by a certificate stating that, in making the examination pursuant to generally accepted auditing standards necessary for the certification of such financial statements and such report, such accountants have obtained no knowledge of any Default or, if, in the opinion of such accountants, any such Default shall exist, stating the nature and status of such Default, and stating that such accountants have reviewed Borrower's financial calculations as at the end of such Fiscal Year (which shall accompany such certificate) under Sections 6.11 and 6.12, have read such Sections (including the definitions of all defined terms used therein) and that nothing has come to the attention of such accountants in the course of such examination that would cause them to believe that the same were not calculated by Borrower in the manner prescribed by this Agreement;

                           (c) As soon as practicable, and in any event prior to the last Business Day of each January, April, July and October, a completed Pricing Certificate setting forth the Leverage Ratio as of the last day of the then most recently ended Fiscal Quarter;

                           (d) As soon as practicable, and in any event within 45 days after the commencement of each Fiscal Year, a budget and projection by Fiscal Quarter for that Fiscal Year and by Fiscal Year for the next two succeeding Fiscal Years, INCLUDING for the first such Fiscal Year, projected consolidated balance sheets, statements of operations and statements of cash flow and, for the second and third such Fiscal Years, projected consolidated condensed balance sheets and statements of operations and cash flows, of Borrower and its Subsidiaries, all in reasonable detail;

                           (e) Promptly after request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Borrower by independent accountants in connection with the accounts or books of Borrower or any of its Subsidiaries, or any audit of any of them;

                           (f) Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Borrower, and copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and not otherwise required to be delivered to the Lenders pursuant to other provisions of this Section;

                           (g) Promptly after request by the Administrative Agent or any Lender, copies of the Nevada "Regulation 6.090 Report" and "6-A Report";

                           (h) Promptly after request by the Administrative Agent or any Lender, copies of any other report or other document that was filed by Borrower or any of its Subsidiaries with any Governmental Agency (other than routine applications and reports filed by Borrower and its Subsidiaries with any Gaming Board);

                           (i) As soon as practicable, and in any event within ten Business Days after a Senior Officer of Borrower becomes aware of the occurrence of any material (i) "report able event" (as such term is defined in Section 4043 of ERISA) or (ii) "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the
         Code) in connection with any Pension Plan or any trust created thereunder, telephonic notice specifying the nature thereof, and, no more than five Business Days after such telephonic notice, written notice again specifying the nature thereof and specifying what action Borrower or any of its Subsidiaries is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto;

                           (j) As soon as practicable, and in any event within two Business Days after a Senior Officer of Borrower becomes aware of the existence of any condition or event which constitutes a Default or Event of Default, telephonic notice specifying the nature and period of existence thereof, and, no more than two Business Days after such telephonic notice, written notice again specifying the nature and period of existence thereof and specifying what action Borrower or its Subsidiaries are taking or propose to take with respect thereto;

                           (k) Promptly upon a Senior Officer of Borrower becoming aware that (i) any Person has commenced a legal proceeding with respect to a claim against Borrower or any of its Subsidiaries that is $10,000,000 or more in excess of the amount thereof that is fully covered by insurance, (ii) any creditor or lessor under a written credit agreement or material lease has asserted a default thereunder on the part of Borrower or any of its Subsidiaries, (iii) any Person has commenced a legal proceeding with respect to a claim against Borrower or any of its Subsidiaries under a contract that is not a credit agreement or material lease in excess of $10,000,000 or which otherwise may reasonably be expected to result in a Material Adverse Effect, (iv) any labor union has notified Borrower of its intent to strike Borrower or any of its Subsidiaries on a date certain and such strike would involve more than 100 employees of Borrower or its Subsidiaries, (v) any Gaming Board has indicated its intent to consider or act upon a License Revocation or a fine or penalty of $1,000,000 or more with respect to Borrower or any of its Subsidiaries, or (vi) any Governmental Agency has notified Borrower of the commencement of any material action, suit, proceeding or investigation against Borrower or any of its Subsidiaries by such Governmental Agency, including any action, suit, proceeding or investigation relating to any Hazardous Materials Laws, a written notice describing the pertinent facts relating thereto and what action Borrower or its Subsidiaries are taking or propose to take with respect thereto;

                           (l) Promptly and in any event within five Business Days following the occurrence of any Change in Control, notice thereof; and

                           (m) Such other data and information as from time to time may be reasonably requested by the Administrative Agent, any Lender (through the Administrative Agent) or the Requisite Lenders.

                  7.2 COMPLIANCE CERTIFICATES. So long as any Advance remains unpaid, or any Letter of Credit remains outstanding or any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains outstanding, Borrower shall, at its sole expense, deliver to the Administrative Agent for distribution by it to the Lenders concurrently with the financial statements required pursuant to Sections 7.1(a) and 7.1(b), Compliance Certificates signed by a Senior Officer of Borrower.

                                   Article 8

                                   CONDITIONS

                  8.1 INITIAL ADVANCES ON THE CLOSING DATE. The obligation of each Lender to make the initial Advance to be made by it on the Closing Date, is subject to the following conditions precedent, each of which shall be satisfied prior to the making of the initial Advances (unless all of the Lenders, in their sole and absolute discretion, shall agree otherwise):

                           (a) The Administrative Agent shall have received all of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Official of each party thereto, each dated as of the Closing Date and each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

                           (1) executed counterparts of this Agreement,
                  sufficient in number for distribution to the Administrative Agent, the Lenders and Borrower;

                           (2) a Note executed by Borrower in favor of each
                  Lender, each in a principal amount equal to that Lender's Pro Rata Share;

                           (3) with respect to Borrower and each Guarantor, such
                  documentation as the Administrative Agent may reasonably require to establish the due organization, valid existence and good standing of Borrower and the Guarantors, its qualification to engage in business in each material jurisdiction in which it is engaged in business or required to be so qualified, its authority to execute, deliver and perform any Loan Documents to which it is a Party, the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf, INCLUDING (if applicable) certified copies of articles of incorporation or organization and amendments thereto, bylaws or operating agreements and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate or other organizational resolutions, incumbency certificates, Certificates of Responsible Officials, and the like;

                           (4) the Swing Line Documents;

                           (5) the Guaranty executed by each Guarantor;

                           (6) a certificate of insurance issued by Borrower's
                  insurance carrier or agent with respect to the insurance required to be maintained pursuant to Section 5.4;

                           (7) the Opinions;

                           (8) a Request for Loan in compliance with Article 2
                  (or in the appropriate case, a Request for Letter of Credit in compliance with Article 2);

                           (9) the fee letter described in Sections 3.2, 3.3 and
                  3.5;

                           (10) such assurances as the Administrative Agent
                  deems appropriate that the relevant Gaming Boards have approved the transactions contemplated by the

                  Loan Documents to the extent that such approval is required by applicable Gaming Laws;

                           (11) a Certificate signed by a Senior Officer of
                  Borrower certifying that the attached copy of the Merger Agreement is true, correct and complete;

                           (12) a Certificate signed by a Senior Officer of
                  Borrower certifying that the conditions specified in Sections 8.1(e) and 8.1(f) have been satisfied and setting forth the Leverage Ratio as of March 31, 1999 (on a pro forma basis giving effect to the Merger);

                           (13) the Solvency Certificate; and

                           (14) such other assurances, certificates, documents,
                  consents or opinions as the Administrative Agent reasonably may require.

                           (b) The upfront fees payable on the Closing Date
                  pursuant to Section 3.3 shall have been paid.

                           (c) The agency fees payable on the Closing Date
                  pursuant to Section 3.6 shall have been paid.

                           (d) The reasonable costs and expenses of the
                  Administrative Agent in connection with the preparation of the Loan Documents payable pursuant to Section 11.3, and invoiced to Borrower prior to the Closing Date, shall have been paid.

                           (e) The representations and warranties of Borrower
                  contained in Article 4 shall be true and correct.

                           (f) Borrower and all other Parties shall be in
                  compliance with all the terms and provisions of the Loan Documents, and giving effect to the initial Advance, no Default or Event of Default shall have occurred and be continuing.

                           (g) The Merger shall have occurred, or shall
                  substantially concurrently occur, pursuant to the Merger Agreement and in compliance with all applicable Laws, and all required approvals therefor, including any required Hart-Scott-Rodino Act approvals shall have been obtained.

                           (h) All legal matters relating to the Loan
                  Documents shall be satisfactory to Sheppard, Mullin, Richter & Hampton, LLP, special counsel to the Administrative Agent.

                  8.2 ANY ADVANCE. The obligation of each Lender to make any Advance, and the obligation of the Issuing Lender to issue a Letter of Credit, is subject to the following conditions precedent (unless the Requisite Lenders, in their sole and absolute discretion, shall agree otherwise):

                           (a) EXCEPT (i) for representations and warranties which expressly speak as of a particular date or are no longer true and correct as a result of a change which is permitted by this Agreement or
         (ii) as disclosed by Borrower and approved in writing by the Requisite Lenders, the representations and warranties contained in Article 4 (OTHER THAN


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

         Sections 4.4(a), 4.6 (first sentence), 4.10, 4.17 and 4.18 (but only if Borrower and its Subsidiaries are diligently engaged in measures that will result in compliance with all Hazardous Materials Laws) shall be true and correct on and as of the date of the Advance as though made on that date;

                           (b) other than matters described in Schedule 4.10 or not required as of the Closing Date to be therein described, there shall not be then pending or threatened any action, suit, proceeding or investigation against or affecting Borrower or any of its Subsidiaries or any Property of any of them before any Governmental Agency that constitutes a Material Adverse Effect;

                           (c) the Administrative Agent shall have timely received a Request for Loan in compliance with Article 2 (or telephonic or other request for Loan referred to in the second sentence of Section 2.1(b), if applicable) or the Issuing Lender shall have received a Request for Letter of Credit, as the case may be, in compliance with
         Article 2; and

                           (d) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or Requisite Lenders reasonably may require.

                                  Article 9

              EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT

                  9.1 EVENTS OF DEFAULT. The existence or occurrence of any one or more of the following events, whatever the reason therefor and under any circumstances whatsoever, shall constitute an Event of Default:

                           (a) Borrower fails to pay any principal on any of the Notes, or any portion thereof, on the date when due; or

                           (b) Borrower fails to pay any interest on any of the Notes, or any fees under Sections 3.4, 3.5 or 3.6, or any portion thereof, within two Business Days after the date when due; or fails to pay any other fee or amount payable to the Lenders under any Loan Document, or any portion thereof, within five Business Days after demand therefor; or

                           (c) Borrower fails to comply with any of the covenants contained in Article 6, OTHER THAN the covenants contained in Sections 6.6, 6.7, or 6.10; or

                           (d) Borrower fails to comply with Section 7.1(j) in any respect that is materially adverse to the interests of the Lenders; or

                           (e) Borrower, any of its Subsidiaries or any other Party fails to perform or observe any other covenant or agreement (not specified in clause (a), (b), (c), or (d) above) contained in any Loan Document on its part to be performed or observed within twenty five Business Days after the giving of notice by the Administrative Agent on behalf of the Requisite Lenders of such Default; or

                           (f) Any representation or warranty of Borrower or any of its Subsidiaries or any other Party made in any Loan Document, or in any certificate or other writing delivered by Borrower or such Subsidiary or Party pursuant to any Loan Document, proves to have been incorrect when made or reaffirmed in any respect that is materially adverse to the interests of the Lenders; or

                           (g) Borrower or any of its Subsidiaries (i) fails to pay the principal, or any principal installment, of any present or future Indebtedness of $10,000,000 or more, or any guaranty of present or future Indebtedness of $10,000,000 or more, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event of default to occur, in connection with any present or future Indebtedness of $10,000,000 or more, or of any guaranty of present or future Indebtedness of $10,000,000 or more, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such Indebtedness due before the date on which it otherwise would become due or the right to require Borrower or any of its Subsidiaries to redeem or purchase, or offer to redeem or purchase, all or any portion of such Indebtedness; or

                           (h) Any event occurs which gives the holder or holders of any Subordinated Obligation (or an agent or trustee on its or their behalf) the right to declare such Subordinated Obligation due before the date on which it otherwise would become due, or the right to require the issuer thereof to redeem or purchase, or offer to redeem or purchase, all or any portion of any Subordinated Obligation; or the trustee for, or any holder of, a Subordinated Obligation breaches any subordination provision applicable to such Subordinated Obligation; or

                           (i) Any Loan Document, at any time after its execution and delivery and for any reason OTHER THAN the agreement or action (or omission to act) of the Administrative Agent or any of the Lenders or satisfaction in full of all the Obligations ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which, in any such event in the reasonable opinion of the Requi site Lenders, is materially adverse to the interests of the Lenders; or any Party thereto denies in writing that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind same; or

                           (j) A final judgment against Borrower or any of its Subsidiaries is entered for the payment of money in excess of $5,000,000 and, absent procurement of a stay of execution, such judgment remains unsatisfied for thirty calendar days after the date of entry of judgment, or in any event later than five days prior to the date of any proposed sale thereunder; or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within thirty calendar days after its issue or levy; or

                           (k) Borrower or any of its Subsidiaries institutes or consents to the institution of any proceeding under a Debtor Relief Law relating to it or to all or any material part of its Property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for ninety calendar days; or any proceeding under a Debtor Relief Law relating to any such Person or to all or any part of its Property is instituted without the consent of that Person and continues undismissed or unstayed for ninety calendar days; or

                           (l) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or

                           (m) A final judgment is entered by a court of competent jurisdiction that any Subordinated Obligation is not subordinated in accordance with its terms to the Obligations; or

                           (n) Any Pension Plan maintained by Borrower or any of its Subsidiaries is determined to have a material "accumulated funding deficiency" as that term is defined in

         Section 302 of ERISA and the result is a Material Adverse Effect or Borrower or any of its ERISA Affiliates incurs any withdrawal liability in respect of any Multiemployer Plan which is in an amount in excess of $5,000,000 which withdrawal liability is not paid or otherwise satisfied within thirty days; or

                           (o) The occurrence of a License Revocation that continues for three consecutive calendar days.

                  9.2 REMEDIES UPON EVENT OF DEFAULT. Without limiting any other rights or remedies of the Creditors provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Law, or in equity, or otherwise:

                  (a) Upon the occurrence of any Event of Default OTHER THAN an Event of Default described in Section 9.1(k):

                           (1) the Commitment to make Advances, the obligation
                  of the Issuing Lender to issue Letters of Credit, the obligation of the Swing Line Lender to make Swing Line Loans and all other obligations of the Creditors and all rights of Borrower and any other Parties under the Loan Documents shall be suspended without notice to or demand upon Borrower which are expressly waived by Borrower, EXCEPT that all of the Lenders or the Requisite Lenders (as the case may be, in accordance with Section 11.2) may waive an Event of Default or, without waiving, determine, upon terms and conditions satisfactory to the Lenders or Requisite Lenders, as the case may be, to reinstate the Commitment and such other obligations and rights and make further Advances, and cause the Issuing Lender to issue further Letters of Credit which waiver or determination shall apply equally to, and shall be binding upon, all the Lenders;

                           (2) the Issuing Lender may, with the approval of the
                  Administrative Agent on behalf of the Requisite Lenders, demand immediate payment by Borrower of an amount equal to the aggregate amount of all outstanding Letters of Credit to be held by the Issuing Lender in an interest-bearing cash collateral account as collateral hereunder; and

                           (3) the Requisite Lenders may request the
                  Administrative Agent to, and the Administrative Agent thereupon shall, terminate the Commitment and/or declare all or any part of the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

                  (b) Upon the occurrence of any Event of Default described in
         Section 9.1(k):

                           (1) the Commitment to make Advances, the obligation
                  of the Issuing Lender to issue Letters of Credit, the obligation of the Swing Line Lender to make

                  Swing Line Loans and all other obligations of the Creditors and all rights of Borrower and any other Parties under the Loan Documents shall terminate without notice to or demand upon Borrower, which are expressly waived by Borrower, EXCEPT that all of the Lenders may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to all the Lenders, to reinstate the Commitment and such other obligations and rights and make further Advances and to cause the Issuing Lender to issue further Letters of Credit, which determination shall apply equally to, and shall be binding upon, all the Lenders;

                           (2) an amount equal to the aggregate amount of all
                  outstanding Letters of Credit shall be immediately due and payable to the Issuing Lender without notice to or demand upon Borrower, which are expressly waived by Borrower, to be held by the Issuing Lender in an interest-bearing cash collateral account as collateral hereunder; and

                           (3) the unpaid principal of all Notes, all interest
                  accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

                  (c) Upon the occurrence, and during the continuance, of any Event of Default, the Creditors, or any of them, without notice to (EXCEPT as expressly provided for in any Loan Document) or demand upon Borrower, which are expressly waived by Borrower (EXCEPT as to notices expressly provided for in any Loan Document), may proceed (but only with the consent of the Requisite Lenders) to protect, exercise and enforce their rights and remedies under the Loan Documents against Borrower and any other Party and such other rights and remedies as are provided by Law or equity.

                  (d) The order and manner in which the Creditors' rights and remedies are to be exercised shall be determined by the Requisite Lenders in their sole discretion, and all pay ments received by the Creditors, or any of them, shall be applied first to the costs and expenses (including reasonable attorneys' fees and disbursements and the reasonably allocated costs of attorneys employed by any of the Creditors) of the Creditors, and thereafter paid pro rata to the Lenders in the same proportions that the aggregate Obligations owed to each Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders. Regardless of how each Lender may treat payments for the purpose of its own accounting, for the purpose of computing the Obligations hereunder and under the Notes, payments shall be applied FIRST, to the costs and expenses of the Creditors, as set forth above, SECOND, to the payment of accrued and unpaid interest due under any Loan Documents to and including the date of such application (ratably,and without duplication, according to the accrued and unpaid interest due under each of the Loan Documents), and THIRD, to the payment of all other amounts (including principal and fees) then owing to the Creditors under the Loan Documents. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Lenders hereunder or thereunder or at Law or in equity.

                                   Article 10

                            THE ADMINISTRATIVE AGENT

                  10.1 APPOINTMENT AND AUTHORIZATION. Subject to Section 10.8, each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof or are reasonably incidental, as determined by the Administrative Agent, thereto. This appointment and authorization is intended solely for the purpose of facilitating the servicing of the Loans and does not constitute appointment of the Administrative Agent as trustee for any Lender or as representative of any Lender for any other purpose and, EXCEPT as specifically set forth in the Loan Documents to the contrary, the Administrative Agent shall take such action and exercise such powers only in an administrative and ministerial capacity.

                  10.2 ADMINISTRATIVE AGENT AND AFFILIATES. Bank of America (and each successor Administrative Agent) has the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" includes Bank of America in its individual capacity. Bank of America (and each successor Administrative Agent) and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Borrower, any Subsidiary thereof, or any Affiliate of Borrower or any Subsidiary thereof, as if it were not the Administrative Agent and without any duty to account therefor to the Lenders. Bank of America (and each successor Administrative Agent) need not account to any other Lender for any monies received by it for reimbursement of its costs and expenses as Administrative Agent hereunder, or for any monies received by it in its capacity as a Lender hereunder. The Administrative Agent shall not be deemed to hold a fiduciary or other special relation ship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

                  10.3 PROPORTIONATE INTEREST IN ANY COLLATERAL. The Administrative Agent, on behalf of all the Lenders, shall hold in accordance with the Loan Documents all items of any collateral or interests therein received or held by the Administrative Agent. Subject to the Administrative Agent's and the Lenders' rights to reimbursement for their costs and expenses hereunder (INCLUDING reasonable attorneys' fees and disbursements and other professional services and the reasonably allocated costs of attorneys employed by the Administrative Agent or a Lender) and subject to the application of payments in accordance with Section 9.2(d), each Lender shall have an interest in the Lenders' interest in any collateral or interests therein in the same proportions that the aggregate Obligations owed such Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders, EXCEPT that Obligations owed to any Lender under a Swap Agreement shall be secured on a PARI PASSU basis with all other Obligations up to an amount equal to the Administrative Agent's then customary credit risk factor for Swap Agreements times the notional amount of Indebtedness covered by such Swap Agreement and shall be secured on a subordinate basis as to amounts in excess of such amount.

                  10.4 LENDERS' CREDIT DECISIONS. Each Lender agrees that it has independently and without reliance upon the Administrative Agent, any other Creditor or the directors, officers, agents, employees or attorneys thereof, and instead in reliance upon information supplied to it by or on behalf of Borrower and its Subsidiaries and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Lender also agrees that it shall, independently and without reliance upon the Administrative Agent, any other Creditor or the directors, officers, agents, employees or attorneys thereof, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.

                  10.5  ACTION BY ADMINISTRATIVE AGENT.

                           (a) Absent actual knowledge of the Administrative Agent of the existence of a Default, the Administrative Agent may assume that no Default has occurred and is continuing, unless the Administrative Agent has received notice from Borrower stating the nature of the Default or has received notice from a Lender stating the nature of the Default and that such Lender considers the Default to have occurred and to be continuing.

                           (b) The Administrative Agent has only those obligations under the Loan Documents as are expressly set forth therein.

                           (c) EXCEPT for any obligation expressly set forth in the Loan Documents and as long as the Administrative Agent may assume that no Event of Default has occurred and is continuing, the Administrative Agent may, but shall not be required to, exercise its discretion to act or not act, EXCEPT that the Administrative Agent shall be required to act or not act upon the instructions of the Requisite Lenders (or of all the Lenders, to the extent required by Section 11.2) and those instructions shall be binding upon the Administrative Agent and all the Lenders, PROVIDED that the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or could result, in the judgment of the Administrative Agent, in a material risk of liability to the Administrative Agent.

                           (d) If the Administrative Agent has received a notice specified in clause (a), the Administrative Agent shall immediately give notice thereof to the Lenders and shall act or not act upon the instructions of the Requisite Lenders (or of all the Lenders, to the extent required by Section 11.2), PROVIDED that the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or could result, in the judgment of the Administrative Agent, in a material risk of liability to the Administrative Agent, and EXCEPT that if the Requisite Lenders (or all the Lenders, if required under Section 11.2) fail, for five Business Days after the receipt of notice from the Administrative Agent, to instruct the Administrative Agent, then the Administrative Agent, in its sole discretion, may act or not act as it deems advisable for the protection of the interests of the Lenders.

                           (e) The Administrative Agent shall have no liability to any Lender for acting, or not acting, as instructed by the Requisite Lenders (or all the Lenders, if required under Section 11.2), notwithstanding any other provision hereof.

                  10.6 LIABILITY OF ADMINISTRATIVE AGENT. Neither the Administrative Agent nor any of its directors, officers, agents, employees or attorneys shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, EXCEPT for their own gross negligence or willful misconduct. Without limitation on the foregoing, the Administrative Agent and its directors, officers, agents, employees and attorneys:

                           (a) May treat the payee of any Note as the holder thereof until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by the payee, and may treat each Lender as the owner of that Lender's interest in the Obligations for all purposes of this Agreement until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by that Lender;

                           (b) May consult with legal counsel (INCLUDING in-house legal counsel), accountants (INCLUDING in-house accountants) and other professionals or experts selected by it, or with legal counsel, accountants or other professionals or experts for Borrower and/or its Subsidiaries or the Lenders, and shall not be liable for any action taken or not taken by it in good faith in accordance with any advice of such legal counsel, accountants or other professionals or experts;

                           (c) Shall not be responsible to any Lender for any statement, warranty or representation made in any of the Loan Documents or in any notice, certificate, report, request or other statement (written or oral) given or made in connection with any of the Loan Documents;

                           (d) Shall have no duty to ask or inquire as to the performance or observance by Borrower or its Subsidiaries of any of the terms, conditions or covenants of any of the Loan Documents or to inspect any collateral or the Property, books or records of Borrower or its Subsidiaries;

                           (e) Will not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith, or any collateral;

                           (f) Will not incur any liability by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, statement, request or other instrument or writing believed in good faith by it to be genuine and signed or sent by the proper party or parties; and

                           (g) Will not incur any liability for any arithmetical error in computing any amount paid or payable by the Borrower or any Subsidiary or Affiliate thereof or paid or payable to or received or receivable from any Lender under any Loan Document, INCLUDING, principal, interest, commitment fees, Advances and other amounts; PROVIDED that, promptly upon discovery of such an error in computation, the Administrative Agent, the Lenders and (to the extent applicable) Borrower and/or its Subsidiaries or Affiliates shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.


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

                  10.7 INDEMNIFICATION. Each Lender shall, ratably in accordance with its Pro Rata Share (if the Commitment is then in effect) or in accordance with its proportion of the aggregate Indebtedness then evidenced by the Notes (if the Commitment has then been terminated), indemnify and hold the Administrative Agent and its directors, officers, agents, employees and attorneys harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (INCLUDING, without limitation, attorneys' fees and disbursements and allocated costs of attorneys employed by the Administrative Agent) that may be imposed on, incurred by or asserted against it or them in such capacity in any way relating to or arising out of the Loan Documents (other than losses incurred by reason of the failure of Borrower to pay the Indebtedness represented by the Notes) or any action taken or not taken by it as Administrative Agent thereunder, EXCEPT such as result from its own gross negligence or willful misconduct. Without limitation on the foregoing, each Lender shall reimburse the Administrative Agent upon demand for that Lender's Pro Rata Share of any out-of-pocket cost or expense incurred by the Administrative Agent in connection with the negotiation, preparation, execution, delivery, amendment, waiver, restructuring, reorganization (INCLUDING a bankruptcy reorganization), enforcement or attempted enforcement of the Loan Documents, to the extent that Borrower or any other Party is required by Section 11.3 to pay that cost or expense but fails to do so upon demand. Nothing in this Section shall entitle the Administrative Agent to recover any amount from the Lenders if and to the extent that such amount has theretofore been recovered from Borrower or any other Party. To the extent that the Administrative Agent is later reimbursed such cost or expense by Borrower or any other Party, it shall return the amounts paid to it by the Lenders in respect of such cost or expense.

                  10.8 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative
Agent may, and at the request of the Requisite Lenders shall, resign as Administrative Agent upon thirty days' notice to the Lenders and Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement, the Requisite Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders, which successor
Administrative Agent shall be approved by Borrower (and such approval shall not be unreasonably withheld or delayed). If no successor Administrative
Agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor Administrative Agent from among the Lenders. Upon the acceptance of its appointment as successor Administrative Agent hereunder, such successor Administrative Agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor Administrative Agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative
Agent, the provisions of this Article 10, and Sections 11.3, 11.11 and 11.22, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If (a) the Administrative Agent has not been paid its agency fees under Section 3.6 or has not been reimbursed for any expense reimbursable to it under Section
11.3, in either case for a period of at least one year and (b) no successor Administrative Agent has accepted appointment as Administrative Agent by the date which is thirty days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent as provided for above.


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

                  10.9 NO OBLIGATIONS OF BORROWER. Nothing contained in this
Article 10 shall be deemed to impose upon Borrower any obligation in respect of the due and punctual performance by the Administrative Agent of its obligations to the Lenders under any provision of this Agreement, and Borrower shall have no liability to the Administrative Agent or any of the Lenders in respect of any failure by the Administrative Agent or any Lender to perform any of its obligations to the Creditors under this Agreement.


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



                                   Article 11
                                  MISCELLANEOUS

                  11.1 CUMULATIVE REMEDIES; NO WAIVER. The rights, powers, privileges and remedies of the Creditors provided herein or in any Note or other Loan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy. The terms and conditions of Article 8 hereof are inserted for the sole benefit of the Creditors; the same may be waived in whole or in part, with or without terms or conditions, in respect of any Loan or Letter of Credit without prejudicing the Administrative Agent's or the Lenders' rights to assert them in whole or in part in respect of any other Loan.

                  11.2 AMENDMENTS; CONSENTS. Each amendment, modification, supplement, extension, termination, waiver, approval and consent under this Agreement and the other Loan Documents shall be subject to the terms of all applicable Laws, including Gaming Laws. No amendment, modification, supplement, extension, termination (except as permitted by Section 2.6) or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by the Borrower or any other Party therefrom, may in any event be effective unless in writing signed by the Administrative Agent with the approval of Requisite Lenders (and, in the case of any amendment, modification or supplement of or to any Loan Document to which any of the Borrower or any of its Subsidiaries is a Party, signed by each such Party, and, in the case of any amendment, modification or supplement to Article 10, signed by the Administrative Agent), and then only in the specific instance and for the specific purpose given; and, without the approval in writing of all the Lenders, no amendment, modification, supplement, termination, waiver or consent may be effective:

                           (a) To amend or modify the principal of, or the amount of principal, principal prepayments on, any Note, or the amount of the Commitment or the Pro Rata Share of any Lender or reduce the rate of interest or the amount of any commitment fee payable to any Lender, or any other fee or amount payable to any Lender under the Loan Documents or to waive an Event of Default consisting of the failure of Borrower to pay when due principal, interest or any commitment fee;

                           (b) To postpone any date fixed for any payment of principal of, prepayment of principal of or any installment of interest on, any Note or any installment of any commitment fee, or to extend the term of the Commitment;

                           (c) To release from the Guaranty any Subsidiaries having aggregate total assets in excess of $1,000,000 except to the extent that such Subsidiaries are the subject of any Disposition permitted hereby;

                           (d) To amend the provisions of the definitions of "REDUCTION AMOUNT", "REDUCTION DATE", REQUISITE LENDERS" or "MATURITY DATE";



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



                  (e) To amend or waive Article 8, Section 6.4 or this Section;
         or

                  (f) To amend any provision of this Agreement that expressly requires the consent or approval of all the Lenders.

Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section shall apply equally to, and shall be binding upon, all the Lenders and the Administrative Agent.

                  11.3 COSTS, EXPENSES AND TAXES. Borrower shall pay within five Business Days after demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Administrative Agent in connection with the negotiation, preparation, syndication, execution and delivery of the Loan Documents and any amendment thereto or waiver thereof. Borrower shall also pay on demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Creditors after any Event of Default in connection with the amendment, restructuring, reorganization (INCLUDING a bankruptcy reorganization) and enforcement or attempted enforcement of the Loan Documents, and any matter related thereto. The foregoing costs and expenses shall include filing fees, recording fees, title insurance fees, appraisal fees, search fees, and other out-of-pocket expenses and the reasonable fees and out-of-pocket expenses of any legal counsel (INCLUDING reasonably allocated costs of legal counsel employed by the Administrative Agent or any Lender), independent public accountants and other outside experts retained by the Administrative Agent or any Lender, whether or not such costs and expenses are incurred or suffered by the Administrative Agent or any Lender in connection with or during the course of any bankruptcy or insolvency proceedings of Borrower or any Subsidiary thereof. Such costs and expenses shall also include, in the case of any amendment or waiver of any Loan Document requested by Borrower, the administrative costs of the Administrative Agent reasonably attributable thereto. Borrower shall pay any and all documentary and other taxes, EXCLUDING (i) taxes imposed on or measured in whole or in part by overall net income, gross income or gross receipts and franchise taxes imposed on any Lender by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business", (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America that are not attributable to any change in any Law or the interpretation or administration of any Law by any Governmental Agency and (iii) any withholding tax or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 11.21, to the extent such forms are then required by applicable Laws, and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or recording of this Agreement, any other Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless and indemnify on the terms set forth in 11.11 the Creditors from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any such tax, cost, expense, fee or charge or that any of them may suffer or incur by reason of the failure of any Party to perform any of its Obligations. Any amount payable to the Administrative Agent or any Lender under this Section shall bear interest from the second Business Day following the date of demand for payment at the Default Rate.

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



                  11.4 NATURE OF LENDERS' OBLIGATIONS. The obligations of the Lenders hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by the Creditors or any of them pursuant hereto or thereto may, or may be deemed to, make the Lenders a partnership, an association, a joint venture or other entity, either among themselves or with the Borrower or any Affiliate of Borrower. Each Lender's obligation to make any Advance pursuant hereto is several and not joint or joint and several, and in the case of the initial Advance only is conditioned upon the performance by all other Lenders of their obligations to make initial Advances. A default by any Lender will not increase the Pro Rata Share of any other Lender. Any Lender not in default may, if it desires, assume in such proportion as the nondefaulting Lenders agree the obligations of any Lender in default, but is not obligated to do so. The Administrative Agent agrees that it will use its best efforts either to induce the other Lenders to assume the obligations of a Lender in default or to obtain another Lender, reasonably satisfactory to Borrower, to replace such a Lender in default.

                  11.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of any one or more of the Parties to any Loan Document, will survive the making of the Loans hereunder and the execution and delivery of the Notes, and have been or will be relied upon by the Administrative Agent and each Lender, notwithstanding any investigation made by the Administrative Agent or any Lender or on their behalf.

                  11.6 NOTICES. EXCEPT as otherwise expressly provided in the Loan Documents, all notices, requests, demands, directions and other communications provided for hereunder or under any other Loan Document must be in writing and must be mailed, telegraphed, telecopied, dispatched by commercial courier or delivered to the appropriate party at the address set forth on the signature pages of this Agreement or other applicable Loan Document or, as to any party to any Loan Document, at any other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this Section. EXCEPT as otherwise expressly provided in any Loan Document, if any notice, request, demand, direction or other communication required or permitted by any Loan Document is given by mail it will be effective on the earlier of receipt or the fourth Business Day after deposit in the United States mail with first class or airmail postage prepaid; if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; if given by telecopier, when sent; if dispatched by commercial courier, on the scheduled delivery date; or if given by personal delivery, when delivered.

                  11.7 EXECUTION OF LOAN DOCUMENTS. Unless the Administrative Agent otherwise specifies with respect to any Loan Document, (a) this Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument and (b) execution of any such counterpart may be evidenced by a telecopier transmission of the signature of such party followed by prompt transmission of an original signature. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.



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



         11.8  BINDING EFFECT; ASSIGNMENT.

                           (a) This Agreement and the other Loan Documents to which Borrower are a Party will be binding upon and inure to the benefit of Borrower, the Creditors, and their respective successors and assigns, EXCEPT that Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Lenders except pursuant to a transaction which is permitted by Section 2.8. Each Lender represents that it is not acquiring its Note with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (subject to any requirement that disposition of such Note must be within the control of such Lender). Any Lender may at any time pledge its Note or any other instrument evidencing its rights as a Lender under this Agreement to a Federal Reserve Bank, but no such pledge shall release that Lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Lender hereunder absent foreclosure of such pledge.

                           (b) From time to time, each Lender may assign to one or more Eligible Assignees all or any portion of its Pro Rata Share, PROVIDED that (i) such Eligible Assignee, if not then a Lender or an Affiliate of the assigning Lender, shall be approved by each of the Administrative Agent and (if no Default has occurred and no Event of Default then exists) Borrower (none of which approvals shall be unreasonably withheld or delayed), (ii) such assignment shall be evidenced by an Assignment Agreement, a copy of which shall be furnished to the Administrative Agent as hereinbelow provided, (iii) EXCEPT in the case of an assignment to an Affiliate of the assigning Lender, to another Lender or of the entire remaining Commitment of the assigning Lender, the assignment shall not assign a Pro Rata Share that is less than $5,000,000, (iv) the effective date of any such assignment shall be as specified in the Assignment Agreement, but not earlier than the date which is five Business Days after the date the Administrative Agent has received the Assignment Agreement, and (v) shall be of a constant and non-varying percentage of the Pro Rata Share of the assigning Lender. Upon the effective date of such Assignment Agreement, the Eligible Assignee named therein shall be a Lender for all purposes of this Agreement, with the Pro Rata Share set forth therein and, to the extent of such Pro Rata Share, the assigning Lender shall be released from its further obligations under this Agreement. Borrower agree that they shall execute and deliver (against delivery by the assigning Lender to Borrower of its Note) to such assignee Lender, a Note evidencing that assignee Lender's Pro Rata Share, and to the assigning Lender, a Note evidencing the remaining balance Pro Rata Share retained by the assigning Lender.

                           (c) By executing and delivering a Assignment
         Agreement, the Eligible Assignee thereunder acknowledges and agrees that: (i) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share being assigned thereby free and clear of any adverse claim, the assigning Lender has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document; (ii) the assigning Lender has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or its Subsidiaries or the performance by Borrower and its Subsidiaries of the Obligations; (iii) it has received a copy of this Agreement, together with

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



         copies of the most recent financial statements delivered pursuant to
         Section 7.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment Agreement; (iv) it will, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) it appoints and authorizes the Administrative Agent to take such action and to exercise such powers under this Agreement as are delegated to the Administrative Agent by this Agreement; and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                           (d) The Administrative Agent shall maintain at the Administrative Agent's Office a copy of each Assignment Agreement delivered to it and a register (the "Register") of the names and address of each of the Lenders and the Pro Rata Share held by each Lender, giv ing effect to each Assignment Agreement. The Register shall be available during normal business hours for inspection upon reasonable prior notice to the Administrative Agent. After receipt of a completed Assignment Agreement executed by any Lender and an Eligible Assignee, and receipt of an assignment fee of $3,500 from such Lender or Eligible Assignee (which fee shall not be required to be paid in the event that the Eligible Assignee is a Subsidiary of a Lender), the Administrative Agent shall, promptly following the effective date thereof, provide to Borrower and the Lenders a revised Schedule 1.1 giving effect thereto. Borrower and the Creditors shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the Pro Rata Share listed therein for all purposes hereof, and no assignment or transfer of any such Pro Rata Share shall be effective, in each case unless and until a Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by the Administrative Agent and recorded in the Register as provided above. Prior to such recordation, all amounts owed with respect to the applicable Pro Rata Share shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Pro Rata Share.

                           (e) Each Lender may from time to time grant participations to one or more banks or other financial institutions (INCLUDING another Lender) in a portion of its Pro Rata Share; PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a Lender hereunder for any purpose EXCEPT, if the participation agreement so provides, for the purposes of Sections 3.7, 3.8, 11.11 and 11.22 but only to the extent that the cost of such benefits to Borrower does not exceed the cost which Borrower would have incurred in respect of such Lender absent the participation, (iv) Borrower and the other Creditors shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) the participation interest shall be expressed as a percentage of the granting Lender's Pro Rata Share as it then exists and shall not restrict an increase in the Commitment, or in the granting Lender's Pro Rata Share, so long as the amount of the participation interest is not affected thereby, and (vi) the consent


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



         of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents OTHER THAN those which (A) extend any Reduction Date, the Maturity Date or any other date upon which any payment of money is due to the Lenders, (B) reduce the rate of interest on the Notes, any fee or any other monetary amount payable to the Lenders, (C) reduce the amount of any installment of principal due under the Notes, (D) release the Guaranty (except as permitted without the consent of all of the Lenders), or (E) change the definition of "Requisite Lenders".

                           (f) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and Borrower, the option to provide all or any part of any Loan or Advance that such Granting Lender would otherwise be obligated to make pursuant to Sections 2.1, 2.2, 2.3 or 2.5, provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof, (iii) the rights of any such SPC shall be derivative of the rights of the Granting Lender, and each SPC shall be subject to all of the restrictions upon the Granting Lender herein contained, and (iv) no assignment shall be made to any Person if such assignment would result in a violation of any Gaming Laws or otherwise require the consent or approval of any Gaming Board. Each SPC shall be conclusively presumed to have made arrangements with its Granting Lender for the exercise of voting and other rights hereunder in a manner which is acceptable to the SPC, and the other Creditors, Borrower and each other Party shall be entitled to rely upon and deal solely with the Granting Lender with respect to Loans and Advances made by or through its SPC. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the related Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof, PROVIDED THAT the Granting Lender for each SPC hereby agrees to indemnify, save, and hold harmless each other party hereto for any loss, cost, damage and expense arising out of their inability to institute any such proceeding against its SPC. In addition, notwithstanding anything to the contrary contained in this Section 11.8, any SPC may (i) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions providing liquidity and/or credit facilities to or for theaccount of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans (but nothing contained herein shall be construed in derogation of the obligation of the Granting Lender to make Loans hereunder), PROVIDED THAT neither the consent of the SPC or of any such assignee shall be required for amendments or waivers of provisions of the Loan Documents except for those amendments or waivers for which the consent of participants is required under
         Section 11.8(e)(vi), and (ii) disclose on a confidential basis (in the same manner described in Section 11.14) any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.

                  11.9 RIGHT OF SETOFF. If an Event of Default has occurred and is continuing, the Administrative Agent or any Lender (but in each case only with the consent of the Requisite Lenders) may exercise its rights under Article 9 of the Uniform Commercial Code and other applicable Laws and, to the extent permitted by applicable Laws, apply any funds in any deposit account maintained with it by Borrower and any of its Property in its possession against the Obligations.

                  11.10 SHARING OF SETOFFS. Each Lender severally agrees that if it, through the exercise of any right of setoff, banker's lien or counterclaim against Borrower or otherwise, receives payment of the Obligations held by it that is ratably more than any other Lender, through any means, receives in payment of the Obligations held by that Lender, then, subject to applicable
Laws: (a) the Lender exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Lender a participation in the Obligations held by the other Lender and shall pay to the other Lender a purchase price in an amount so that the share of the Obligations held by each Lender after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Lenders share any payment obtained in respect of the Obligations ratably in accordance with each Lender's share of the Obligations immediately prior to, and without taking into account, the payment; PROVIDED that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Lender that purchases a participation in the Obligations pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Lender were the original owner of the Obligation purchased.

                  11.11 INDEMNITY BY BORROWER. Borrower jointly and severally agrees to indemnify, save and hold harmless the Administrative Agent, the Lead Arranger and each Lender and their directors, officers, agents, attorneys and employees (collectively the "INDEMNITEES") from and against:

(a) any and all claims, demands, actions or causes of action (EXCEPT a claim, demand, action, or cause of action for any amount excluded from the definition of "Taxes" in Section 3.12(d)) if the claim, demand, action or cause of action arises out of or relates to any act or omission (or alleged act or omission) of Borrower, its Subsidiaries or any of their officers, directors or stockholders relating to the Commitment, the use or contemplated use of proceeds of any Loan, the Merger, or the relationship of Borrower and the Indemnitees under this Agreement; (b) any administrative or investigative proceeding by any Governmental Agency arising out of or related to a claim, demand, action or cause of action described in clause (a) above; and (c) any and all liabilities, losses, costs or expenses (INCLUDING reasonable attorneys' fees and the reasonably allocated costs of attorneys employed by any Indemnitee and disbursements of such attorneys and other professional services) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; PROVIDED that no Indemnitee shall be entitled to indemnification under this Section for any loss caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. If any claim, demand, action or cause of action is asserted against any Indemnitee, such Indemnitee shall promptly notify Borrower, but the failure to so promptly notify Borrower shall not affect their obligations under this Section unless such failure materially prejudices Borrower's right to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. Such Indemnitee may (and shall, if requested by Borrower in writing) contest the validity, applicability and amount of such claim, demand, action or cause of action and shall permit Borrower to participate in such contest. Any Indemnitee that proposes to settle or compromise any claim or proceeding for which Borrower may be liable for payment of indemnity hereunder shall give Borrower written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain Borrower's prior consent (which shall not be unreasonably withheld or delayed). In connection with any claim, demand, action or cause of action covered by this Section against more than one Indemnitee, all such Indemnitees shall be represented by the same legal counsel (which may be a law firm engaged by the Indemnitees or attorneys employed by an Indemnitee or a combination of the foregoing) selected by the Indemnitees and reasonably acceptable to Borrower; PROVIDED, that if such legal counsel determines in good faith that representing all such Indemnitees would or could result in a conflict of interest under Laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an Indemnitee that is not available to all such Indemnitees, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each Indemnitee shall be entitled to separate representation by legal counsel selected by that Indemnitee and reasonably acceptable to Borrower, with all such legal counsel using reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees; and FURTHER PROVIDED that the Administrative Agent (as an Indemnitee) shall at all times be entitled to representation by separate legal counsel (which may be a law firm or attorneys employed by the Administrative Agent or a combination of the foregoing). The obligations of Borrower to the Indemnitees under this Section shall survive the expiration or termination of this Agreement, the repayment of all Loans, the expiration or termination of all Letters of Credit and the payment and performance of all other Obligations owed to the Lenders.

         11.12 NONLIABILITY OF THE LENDERS. Borrower acknowledges and agrees that:

                           (a) Any inspections of any Property of Borrower and its Subsidiaries made by or through the Creditors are for purposes of administration of the Loans and Letters of Credit only and Borrower and its Affiliates are not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower or its Subsidiaries);

                           (b) By accepting or approving anything required to be observed, performed, fulfilled or given to the Creditors pursuant to the Loan Documents, neither the Administrative Agent nor the Lenders shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by the Creditors;

                           (c) The relationship between Borrower and the Creditors is, and shall at all times remain, solely that of borrowers and lenders; neither the Administrative Agent nor the Lenders shall under any circumstance be construed to be partners or joint venturers of Borrower or its Affiliates; neither the Administrative Agent nor the Lenders shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary or other "special" relationship with Borrower or its Affiliates, or to owe any fiduciary duty to Borrower or its Affiliates; neither the Administrative Agent nor the Lenders undertake or assume any responsibility or duty to Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or its Affiliates of any matter in connection with their Property or the operations of Borrower or its Affiliates; Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Creditors in connection with such matters is solely for the protection of the Creditors and neither Borrower nor any other Person is entitled to rely thereon; and

                           (d) The Creditors shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property caused by the actions, inaction or negligence of Borrower and/or its Affiliates and Borrower hereby indemnify and hold the Creditors harmless on the terms set forth in Section 11.11 from any such loss, damage, liability or claim.

                  11.13 NO THIRD PARTIES BENEFITTED. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower and the Creditors in connection with the Loans, and is made for the sole benefit of Borrower, the Creditors, and the Creditors' successors and assigns. EXCEPT as provided in Sections 11.8 and 11.11, no other Person shall have any rights of any nature hereunder or by reason hereof.

                  11.14 CONFIDENTIALITY. Each Lender agrees to hold any confidential information that it may receive from Borrower pursuant to this Agreement in confidence, EXCEPT for disclosure: (a) to other Lenders and Affiliates of such Lender, provided that each such Affiliate receiving such information shall be bound by the provisions of this Section 11.14 as if it were a Lender hereunder, and shall execute in favor of Borrower such documentation with respect thereto as Borrower shall request in writing; (b) to legal counsel and accountants for Borrower or any Lender; (c) to other professional advisors to Borrower or any Lender, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section; (d) to regulatory officials having jurisdiction over that Lender; (e) to any Gaming Board having regulatory jurisdiction over Borrower or its Subsidiaries, provided that each Lender agrees to use its best efforts to notify Borrower of any such disclosure unless prohibited by applicable Laws; (f) as required by Law or legal process or in connection with any legal proceeding to which that Lender and Borrower or any of its Subsidiaries are adverse parties; and (g) to another financial institution in connection with a disposition or proposed dis position to that financial institution of all or part of that Lender's interests hereunder or a participation interest in its Note, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section. For purposes of the foregoing, "confidential information" shall mean any information respecting Borrower or its Subsidiaries reasonably considered by Borrower to be confidential, OTHER THAN (i) information previously filed with any Governmental Agency and available to the public, (ii) information previously published in any public medium from a source other than, directly or indirectly, that Lender, and (iii) information previously disclosed by Borrower or its Subsidiaries to any Person not associated with Borrower without a confidentiality agreement or obligation substantially similar to this Section. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of the Creditors to Borrower or any other Party.

                  11.15 FURTHER ASSURANCES. Borrower and its Subsidiaries shall, at their expense and without expense to the Lenders or the Administrative Agent, do, execute and deliver such further acts and documents as the Requisite Lenders or the Administrative Agent from time to time reasonably require for the assuring and confirming unto the Lenders or the Administrative Agent of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

                  11.16 INTEGRATION. This Agreement, together with the other Loan Documents and the letter agreements referred to in Sections 3.2, 3.3, 3.5 and 3.6, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; PROVIDED that the inclusion of supplemental rights or remedies in favor of the Creditors in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

                  11.17 GOVERNING LAW. EXCEPT to the extent otherwise provided therein, each Loan Document shall be governed by, and construed and enforced in accordance with, the local Laws of Nevada.

                  11.18 SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

                  11.19 HEADINGS. Article and Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

                  11.20 TIME OF THE ESSENCE. Time is of the essence of the Loan Documents.

                  11.21 FOREIGN LENDERS AND PARTICIPANTS. Each Lender that is incorporated or otherwise organized under the Laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia shall deliver to Borrower (with a copy to the Administrative Agent), within twenty days after the Closing Date (or after accepting an assignment or receiving a participation interest herein pursuant to Section 11.8, if applicable) two duly completed copies, signed by a Responsible Official, of either Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all payments to be made to such Lender by Borrower pursuant to this Agreement) or Form 4224 (relating to all payments to be made to such Lender by Borrower pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence (INCLUDING, if reasonably necessary, Form W-9) satisfactory to Borrower and the Administrative Agent that no withholding under the federal income tax laws is required with respect to such Lender. Thereafter and from time to time, each such Lender shall upon request by Borrower (a) promptly submit to Borrower (with a copy to the Administrative Agent), such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrower and the Administrative Agent of any available exemption from, United States withholding taxes in respect of all payments to be made to such Lender by Borrower pursuant to this Agreement and (b) take such steps as shall not be materially disadvan tageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Eurodollar Lending Office, if any) to avoid any requirement of applicable Laws that Borrower make any deduction or withholding for taxes from amounts payable to such Lender. In the event that Borrower or the Administrative Agent become aware that a participation has been granted pursuant to Section 11.8(e) to a financial institution that is incorporated or otherwise organized under the Laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia, then, upon request made by Borrower or the Administrative Agent to the Lender which granted such participation, such Lender shall cause such participant financial institution to deliver the same documents and information to Borrower and the Administrative Agent as would be required under this Section if such financial institution were a Lender.

                  11.22 HAZARDOUS MATERIAL INDEMNITY. Borrower hereby agrees to indemnify, hold harmless and defend (by counsel reasonably satisfactory to the Administrative Agent) the Administrative Agent and each of the Lenders (and any successor to a Lender) and their respective directors, officers, employees and agents from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (INCLUDING reasonable attorneys' fees and the reasonably allocated costs of attorneys employed by the Administrative Agent or any Lender, and expenses to the extent that the defense of any such action has not been assumed by Borrower), arising directly or indirectly out of (i) the presence on, in, under or about any Real Property of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under or from any Real Property and (ii) any activity carried on or undertaken on or off any Real Property by Borrower its Subsidiaries or any of their predecessors in title, whether prior to or during the term of this Agreement, and whether by Borrower, its Subsidiaries or any predecessor in title or any employees, agents, contractors or subcontractors of Borrower, its Subsidiaries or any predecessor in title, or any third persons at any time occupying or present on any Real Property (OTHER THAN a Lender or a representative of a Lender), in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any

Hazardous Materials at any time located or present on, in, under or about any Real Property. The foregoing indemnity shall further apply to any residual contamination on, in, under or about any Real Property, or affecting any natural resources, and to any contamination of any Property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable Laws, but the foregoing indemnity shall not apply to Hazardous Materials on any Real Property, the presence of which is caused by the Creditors. Borrower hereby acknowledges and agrees that, notwithstanding any other provision of this Agreement or any of the other Loan Documents to the contrary, the obligations of Borrower under this Section (and under Sections
4.18 and 5.11) shall be unlimited corporate obligations of Borrower and shall NOT be secured by any deed of trust or mortgage on any Real Property. Any obligation or liability of Borrower to any Indemnitee under this Section shall survive the expiration or termination of this Agreement, the repayment of all Loans, the expiration or termination of all Letters of Credit and the payment and performance of all other Obligations owed to the Lenders.

                  11.23 GAMING BOARDS. The Administrative Agent and each of the Lenders agree to cooperate with all Gaming Boards in connection with the administration of their regulatory jurisdiction over Borrower and its Subsidiaries, INCLUDING the provision of such documents or other information as may be requested by any such Gaming Board relating to Borrower or any of its Subsidiaries or to the Loan Documents.

                  11.24 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTY HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  11.25 PURPORTED ORAL AMENDMENTS. BORROWER EXPRESSLY ACKNOWLEDGES THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 11.2. BORROWER AGREES THAT IT WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF THE ADMINISTRATIVE AGENT OR ANY BANK THAT DOES NOT COMPLY WITH SECTION 11.2 TO EFFECT AN AMENDMENT, MODIFICATION, WAIVER OR SUPPLEMENT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                           ANCHOR GAMING, a Nevada corporation

                           By: Michael Rumbolz, Chief Executive Officer
                              -----------------------------------------

                           Address for Notices:
                           Anchor Gaming
                           815 Pilot Road, Suite G
                           Las Vegas, Nevada 89119
                           Attn:  Chief Executive Officer

                           Telecopier:  (702) 896-6221
                           Telephone:  (702) 896-7568


                                      S - 1                     [ANCHOR GAMING]
                                                [LOAN AGREEMENT SIGNATURE PAGE]

                          BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                          ASSOCIATION, as Administrative Agent

                          By: JANICE HAMMOND, VICE PRESIDENT
                             -----------------------------------------
                          Address:

                          Bank of America National Trust and Savings Association Agency Management Services
                          555 South Flower Street, 11th Floor
                          Los Angeles, California 90017
                          Attn: Janice Hammond, Vice President

                          Telecopier: (213) 228-2299
                          Telephone: (213) 228-9861


                                  S - 2                        [ANCHOR GAMING]
                                               [LOAN AGREEMENT SIGNATURE PAGE]

                          BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                          ASSOCIATION, as a Lender

                          By: WILLIAM S. NEWBY, MANAGING DIRECTOR
                             ---------------------------------------

                          By: JON VARNELL, MANAGING DIRECTOR
                             ---------------------------------------

                          Address:

                          Bank of America National Trust and Savings Association 555 South Flower Street, #3283
                          Los Angeles, California 90071
                          Attn: Jon Varnell, Managing Director
                          Telecopier: (213) 228-2641
                          Telephone: (213) 228-6181

                          With a copy to:
                          Bank of America National Trust and Savings Association 555 South Flower Street (LA-5777)
                          Los Angeles, California 90071
                          Attn: William S. Newby, Managing Director
                          Telecopier: (213) 228-3145
                          Telephone: (213) 228-2438


                              S - 3                             [ANCHOR GAMING]
                                                [LOAN AGREEMENT SIGNATURE PAGE]

                          THE BANK OF NOVA SCOTIA, as a Documentation Agent and as a Lender



                          By: ALAN PENDERGAST, RELATIONSHIP MANAGER
                              -------------------------------------
                          Address for notices:

                          The Bank of Nova Scotia
                          580 California Street, Suite 2100
                          San Francisco, California 94104
                          Attn.:  Alan Pendergast, Relationship Manager
                          Facsimile:   (415) 397-0791
                          Telephone:  (415) 616-4155


                              S - 4                             [ANCHOR GAMING]
                                                [LOAN AGREEMENT SIGNATURE PAGE]

                          WELLS FARGO BANK, NATIONAL ASSOCIATION, as a
                          Documentation Agent and as a Lender



                          By: E. PHILLIP POTAMITIS, ASSISTANT VICE PRESIDENT
                              ----------------------------------------------
                          Address for notices:

                          Wells Fargo Bank, National Association
                          201 Third Street
                          San Francisco, California 94103
                          Attn.:  Oscar Enriquez
                          Facsimile:   (415) 512-9408
                          Telephone:  (415) 477-5425


                            S - 5                               [ANCHOR GAMING]
                                                [LOAN AGREEMENT SIGNATURE PAGE]

                              BANKERS TRUST COMPANY, as a Lender



                              By: STEVEN P. LAPHAM, PRINCIPAL

                              Address for notices:

                              Bankers Trust Company
                              130 Liberty Street, Mail Stop 2252
                              New York, New York 10006
                              Attn.:
                                    ---------------------------
                              Facsimile:   (212)
                                                ---------------
                              Telephone:   (212)
                                                ---------------

                              U. S. BANK NATIONAL ASSOCIATION, as a Lender



                              By: KENT MORISHIGE, ASSISTANT VICE PRESIDENT

                              Address for notices:

                              U. S. Bank National Association
                              2300 West Sahara, Suite 120
                              Las Vegas, Nevada 89102

                              Attn.:  Kent Morishige, Assistant Vice President
                              Facsimile:   (702) 386-3916
                              Telephone:  (702) 386-0530



                              Address for eurodollar notices:
                              U. S. Bank National Association
                              980 9th Street, Suite 1100
                              Sacramento, California 95814
                              Attn.:
                                    ------------------------
                              Facsimile:  (916)
                                                ------------
                              Telephone:  (916)
                                                ------------

                               LASALLE BANK NATIONAL ASSOCIATION, as a Lender



                               By: BERNARDO LACAYO, COMMERCIAL LOAN OFFICER

                               Address for notices:

                               LaSalle Bank National Association
                               135 South LaSalle Street
                               Chicago, Illinois 60603
                               Attn.:  Patricia Wright, Commercial Associate
                               Facsimile:   (312) 904-6225
                               Telephone:  (312) 904-7748

                              PNC BANK, NATIONAL ASSOCIATION, as a Lender



                              By: Gary W. Wessels, Vice President

                              Address for notices:

                              PNC Bank, National Association
                              Two Tower Center Boulevard, 16th Floor
                              East Brunswick, New Jersey 08816
                              Attn.:  Gary W. Wessels, Vice President
                              Facsimile:   (732) 220-3270
                              Telephone:  (732) 220-4553

                              KEYBANK NATIONAL ASSOCIATION, as a Lender



                              By: THOMAS A. CRANDELL, VICE PRESIDENT

                              Address for notices:

                              KeyBank National Association
                              700 Fifth Avenue, 46th Floor
                              Seattle, Washington 98104
                              Attn:
                                    -------------------------
                              Facsimile:  (206)
                                                -------------
                              Telephone:  (206)
                                                -------------

                              FIRST SECURITY BANK, N.A., as a Lender



                              By: DAVID P. WILLIAMS, VICE PRESIDENT

                              Address for notices:

                              First Security Bank, N.A.
                              Corporate Banking Division
                              15 East 100 South - 2nd Floor
                              Salt Lake City, Utah 84111
                              Attn.:  David P. Williams, Vice President
                              Facsimile:   (801) 246-5532
                              Telephone:  (801) 246-5540

                              FIRST HAWAIIAN BANK, as a Lender



                              By:  DONALD C. YOUNG, VICE PRESIDENT

                              Address for notices:

                              First Hawaiian Bank
                              999 Bishop Street, 11th Floor
                              Honolulu, Hawaii 96813
                              Attn.:  Brenda Deakins, Operations Officer
                              Facsimile:   (808) 525-6372
                              Telephone:  (808) 525-8100

                              FLEET BANK N.A., as a Lender



                              By: JOHN T. HARRISON, SENIOR VICE PRESIDENT

                              Address for notices:

                              Fleet Bank N.A.
                              3670 Route 9 South
                              Freehold, New Jersey 07728
                              Attn.:  John F. Cullinan, Senior Vice President
                              Facsimile:   (732) 780-0754
                              Telephone:  (732) 294-4306

                              COMERICA WEST INCORPORATED, as a Lender



                              By:  Eoin P. Collins, Account Officer

                              Address for notices:

                              Comerica West Incorporated
                              3980 Howard Hughes Parkway, Suite 350
                              Las Vegas, Nevada 89109
                              Attn.:  Regina C. McGuire,
                              Corporate Relationship Admin.
                              Facsimile:   (702) 791-2371
                              Telephone:  (702) 791-4804